UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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CATHAY GENERAL BANCORP

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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777 NORTH BROADWAY

LOS ANGELES, CALIFORNIA 90012

To Our Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of Cathay General Bancorp. The meeting will be held on Monday, May 9, 2005, at 5:00 p.m., local time, at 777 North Broadway, Los Angeles, California 90012.

At the meeting, you will be asked to elect three Class III directors to serve until 2008 and to approve the Cathay General Bancorp 2005 Incentive Plan.

We look forward to seeing you at the meeting.

Sincerely yours,

Michael M.Y. Chang Secretary

April 7, 2005

Los Angeles, California

777 NORTH BROADWAY

LOS ANGELES, CALIFORNIA 90012

Notice of Annual Meeting of Stockholders

to be Held on May 9, 2005

Notice is hereby given that the annual meeting of stockholders of Cathay General Bancorp will be held on Monday, May 9, 2005, at 5:00 p.m., local time, at our offices located at 777 North Broadway, Los Angeles, California 90012, for the following purposes:

1.	To elect three Class III directors to serve until the 2008 annual meeting of stockholders and their successors have been elected and qualified;

2.	To approve the Cathay General Bancorp 2005 Incentive Plan; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

The Board of Directors has fixed March 17, 2005, as the record date for the meeting. Only holders of record of common stock at the close of business on the record date are entitled to receive notice of and to vote at the meeting.

Please vote, sign, and date the enclosed proxy card and return it in the accompanying envelope. If you mail the envelope in the United States, it does not require postage. It is important that you return the proxy card promptly even if you plan to attend the meeting.

We invite you to attend the meeting in person. If you attend, you may choose to revoke your proxy and vote in person at the meeting. If you do so, your proxy card will be disregarded.

By Order of the Board of Directors

Michael M.Y. Chang Secretary

April 7, 2005

Los Angeles, California

777 NORTH BROADWAY

LOS ANGELES, CALIFORNIA 90012

Proxy Statement

Annual Meeting of Stockholders

May 9, 2005

The Board of Directors of Cathay General Bancorp is furnishing this proxy statement to the holders of record of Bancorp’s common stock to solicit proxies, including the proxy granted by the enclosed proxy card, for use at the 2005 annual meeting of stockholders of Bancorp and any adjournments or postponements of the meeting. In this proxy statement, “Bancorp,” “we,” “us,” and “our” refer to Cathay General Bancorp.

At the meeting, our stockholders will be asked to:

•	Elect three Class III directors to serve until the 2008 annual meeting of stockholders and their successors have been elected and qualified;

•	Approve the Cathay General Bancorp 2005 Incentive Plan (the “Incentive Plan”); and

•	Transact such other business as may properly be brought before the meeting or any adjournments or postponements of the meeting.

Please vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-prepaid envelope. If you properly complete the proxy card and Bancorp receives it before the voting, the proxy holders named in the proxy card will vote your shares of common stock as you direct on the proxy card. If you give no direction on the proxy card, the proxy holders will vote your shares in favor of the election of Patrick S.D. Lee, Ting Y. Liu, and Nelson Chung as directors and in favor of approval of the Incentive Plan. Under Delaware law, the inspector of elections for the meeting may consider evidence deemed to be reliable to reconcile proxies and ballots submitted by banks, brokers, their nominees, or similar persons that represent more votes than the holder of a proxy is authorized by the record holder to cast or more votes than the stockholder holds of record.

The Board of Directors knows of no other proposal to be presented for consideration at the meeting. The proxy holders named in the enclosed proxy card reserve the right to vote your shares in accordance with their best judgment on any proposal that does properly come before the meeting or to vote your shares for other persons if any nominee for director becomes unavailable to serve.

You may revoke your proxy at any time before it is exercised by filing a written notice of revocation with Bancorp’s Secretary or delivering to Bancorp’s Secretary a later signed and dated proxy card. You may also revoke your proxy if you are present at the meeting and vote in person. This proxy statement and the enclosed proxy card were first mailed to stockholders on or about April 7, 2005.

QUORUM AND VOTING

The Board of Directors has fixed March 17, 2005, as the record date for the meeting. Only holders of record of Bancorp’s common stock at the close of business on the record date are entitled to notice of and to vote at the meeting. On the record date, 50,720,066 shares of Bancorp’s common stock were outstanding. Each stockholder of record is entitled to one vote for each share of common stock registered in the stockholder’s name. Cumulative voting is not available for the election of directors.

It is important that stockholders be represented in person or by proxy at the meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business. If the shares represented at the meeting are not sufficient to constitute a quorum or to elect the nominees for director, we may adjourn or postpone the meeting to permit further solicitation of proxies.

Persons receiving a plurality of the votes cast at the meeting will be elected directors. Plurality means that the persons who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Approval of the Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Bancorp’s common stock present in person or represented by proxy and entitled to vote at the meeting.

Abstentions and broker non-votes are counted for purposes of establishing a quorum. The term “broker non-votes” refers to shares held by a broker in street name that are present by proxy but are not voted on the matter pursuant to rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owners. The effect of abstentions and broker non-votes vary depending on the proposal to which they relate. With respect to the election of directors, abstentions and broker non-votes have no effect in determining whether a nominee or nominees have been elected. However, since abstentions will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote, abstentions will have the same effect as negative votes with respect to approval of the Incentive Plan. Broker non-votes, on the other hand, will not be considered as present or represented with respect to any matter submitted to stockholders for a vote. Thus, broker non-votes will have no effect on approval of the Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on the contents of reports filed with the Securities and Exchange Commission pursuant to Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, the entity listed below is the beneficial owner of more than five percent of our common stock as of December 31, 2004.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percentage of Common Stock Beneficially Owned1/
FMR Corp. 82 Devonshire Street, Boston, MA 02109	3,192,186	2/	6.30%

1/	The ownership percentage is determined by dividing the number of shares shown in this table by 50,708,644, which is the number of shares of Bancorp common stock issued and outstanding as of February 15, 2005.
2/	The number of shares in this table and the information in this footnote is derived from the Schedule 13G dated as of February 14, 2005, filed with the Securities and Exchange Commission by FMR Corp. According to this Schedule 13G filing, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,143,186 shares of the outstanding common stock of Bancorp as of December 31, 2004, as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. In addition, Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 is the

beneficial owner of 49,000 shares of the outstanding common stock of Bancorp as of December 31, 2004, as a result of its serving as investment manager of its institutional account(s).

As of February 15, 2005, our directors and executive officers named in this proxy statement, and their affiliates, including the Cathay Bank Employee Stock Ownership Trust (the ESOPT), were entitled to vote approximately 5,913,444 shares of our common stock. These shares represent approximately 11.66% of the outstanding shares of our common stock as of February 15, 2005. If shares held by the ESOPT that have been allocated to persons other than our directors and executive officers named in this proxy statement are excluded from this total, as of February 15, 2005, our directors and named executive officers were entitled to vote approximately 4,210,437 shares of our common stock. These shares represent approximately 8.30% of the outstanding shares of our common stock as of February 15, 2005. The individual security ownership of our directors and executive officers can be found in the section of this proxy statement entitled Security Ownership of Nominees, Continuing Directors, and Named Executive Officers. Our directors and executive officers have informed us that they intend to vote for the election of Patrick S.D. Lee, Ting Y. Liu, and Nelson Chung, and for approval of the Incentive Plan.

Shares of our common stock beneficially owned by the ESOPT have been allocated among the participants of the Cathay Bank Employee Stock Ownership Plan. Each participant has the power to direct the vote of his or her allocated shares. The ESOPT Committee has the sole power to vote and dispose of all unallocated shares of our common stock beneficially owned by the ESOPT. As of February 15, 2005, the ESOPT held approximately 1,913,169 shares of Bancorp common stock, of which there where no unallocated shares. Dunson K. Cheng, Peter Wu, Kelly L. Chan, Joseph C.H. Poon, and Anthony M. Tang are members of the ESOPT Committee.

PROPOSAL ONE

ELECTION OF DIRECTORS

Under our certificate of incorporation, the Board of Directors may consist of between 3 and 25 directors. Our Board currently has fixed the number of directors at 11, and, as of the date of this proxy statement, there are ten directors and one vacancy. Each Bancorp director is also a director of Cathay Bank, a California-chartered bank and wholly-owned subsidiary of Bancorp. Our Board has three classes of directors and our Bylaws provide that the number of directors in each class should be as nearly equal in number as possible. The term of office of each class of directors is three years. The current term of the Class III directors will expire at the 2005 annual meeting of stockholders. The current term of the Class I directors will expire at the 2006 annual meeting of stockholders. The current term of the Class II directors will expire at the 2007 annual meeting of stockholders. In 2004, two of our Class III directors notified the Board of their intentions to retire prior to the 2005 annual meeting of stockholders, and, in February 2005, one of our Class III directors, Mr. Wing K. Fat, passed away leaving only one Class III director. In order to keep the three classes of directors as nearly equal as possible in number, the Nomination Committee of the Board has nominated Mr. Patrick S.D. Lee, who is currently a Class I director, to stand for election as a Class III director, and also nominated Mr. Nelson Chung to stand for election as a Class III director. Mr. Chung was recommended to the Nomination Committee by the chief executive officer and other executive officers of Bancorp and Cathay Bank. Mr. Chung is a real estate developer and has been President of Pacific Communities Builder, Inc., a developer of residential real estate in Southern California, since 1991. Upon his election to the Board of Bancorp, it is anticipated that Mr. Chung will also be elected to the board of directors of Cathay Bank.

In 2004, Messrs. George T.M. Ching and Wilbur K. Woo, both of whom were Class III directors of Bancorp and had served as directors since 1990, retired from the Board effective January 1, 2005, as to Mr. Ching, and January 31, 2005, as to Mr. Woo. In recognition for their many years of service and wishing to continue to draw upon their deep understanding of our company, our Board has appointed each of these gentlemen as Director Emeritus and Vice Chairman Emeritus of Bancorp and also as members of our Senior Advisory Board. These positions are honorary positions that do not provide any Board voting rights or any authority with respect to the company.

Stockholders are being asked to elect three Class III directors. The Class III directors will hold office until the 2008 annual meeting of stockholders and their successors have been elected and qualified. Our Board has nominated

Patrick S.D. Lee, Ting Y. Liu, and Nelson Chung to serve as Class III directors. All of the nominees except for Mr. Chung are currently directors of Bancorp and Cathay Bank, and have served continuously in these capacities since the dates indicated below. If any nominee named in this proxy statement becomes unavailable for any reason, or if any vacancy on the Board of Directors occurs before the election, the shares represented by any proxy voting for that nominee will be voted for the person who may be designated by the Board of Directors to replace that nominee or to fill that vacancy on the Board. However, the Board of Directors does not believe that any nominee will be unavailable or that any vacancy will occur.

The Board of Directors recommends a vote FOR the election of Patrick S.D. Lee, Ting Y. Liu, and Nelson Chung as Class III directors.

Security Ownership of Nominees, Continuing Directors, and Named Executive Officers

The following table sets forth:

•	The periods each nominee and director has served as a director of Bancorp.

•	Information on the beneficial ownership, as that term is defined under Securities and Exchange Commission rules and regulations, of shares of our common stock held as of February 15, 2005, by each nominee and director, by the chief executive officer and the other four highest paid executive officers, and all the directors and named executive officers as a group.

Each nominee, director, and named executive officer has furnished the information on his or her own beneficial ownership set forth in the following table. The information below has been adjusted to reflect the two-for-one stock split in the form of a 100% stock dividend paid September 28, 2004.

Name	Age	Director of Bancorp Since		Common Stock Beneficially Owned as of February 15, 2005		Percentage Ownership as of February 15, 2005
Nominees for Election at the Meeting for the Term Ending in 2008 (Class III):

Patrick S.D. Lee	70	1990		266,914	1/	0.53	%1/
Ting Y. Liu	68	2003		405,788	2/	0.80	%2/
Nelson Chung	52	N/A	3/	0		0.00%

Directors Currently Serving Term Ending in 2006 (Class I):

Michael M.Y. Chang	68	1990		588,830	4/	1.16	%4/
Anthony M. Tang	51	1990		855,320	5/	1.69	%5/
Thomas G. Tartaglia	81	1990		81,177	6/	0.16	%6/
Peter Wu */	56	2003		1,210,579	7/	2.39	%7/

Directors Currently Serving Term Ending in 2007 (Class II):

Kelly L. Chan	58	1990		417,632	8/	0.82	%8/
Dunson K. Cheng	60	1990		1,073,193	9/	2.12	%9/
Thomas C.T. Chiu */	57	2003		246,782	10/	0.49	%10/
Joseph C.H. Poon	58	1990		56,960	11/	0.11	%11/

Other Named Executive Officers:

Heng W. Chen	52	—		9,948	12/	0.02	%12/
Irwin Wong	56	—		71,469	13/	0.14	%13/

All nominees, directors, and named officers as a group (13 persons)				5,284,592	14/	10.42	%14/

*/	Thomas C.T. Chiu is a brother-in-law to Peter Wu.
1/	Consists of 256,394 shares held by Mr. Lee as trustee of the Lee Trust, and 10,520 shares issuable under options exercisable within 60 days of February 15, 2005.
2/	Includes 379,664 shares held by the Liu Family Inter Vivos Trust, and 20,480 shares issuable under options exercisable within 60 days of February 15, 2005.
3/	Mr. Chung is nominated to stand for election at the 2005 annual meeting and will begin his directorship if he is elected at the 2005 annual meeting.
4/	Includes of approximately 100,554 shares held jointly by Mr. Chang and his spouse, 132,944 shares held by Mr. Chang as custodian for his children, 136,000 shares held by Mr. Chang’s spouse, as custodian for their children, 208,812 shares held by the Michael and Judy Chang Family Trust, and 6,520 shares issuable under options exercisable within 60 days of February 15, 2005.
5/	Includes 80,322 shares held by Mr. Tang as custodian for his children, approximately 243,209 shares held by Mr. Tang’s spouse, approximately 81,489 shares held by the ESOPT which have been allocated to Mr. Tang’s account, and approximately 99,716 shares issuable under options exercisable within 60 days of February 15, 2005.
6/	Consists of approximately 62,547 shares held by the Thomas G. Tartaglia Trust, approximately 14,470 shares held by the ESOPT which have been allocated to Mr. Tartaglia’s account, and 4,160 shares issuable under options exercisable within 60 days of February 15, 2005.
7/	Consists of 782,654 shares held by the Wu Trust, 32,452 shares held by Mr. Wu’s spouse as custodian for his children, and 395,473 shares issuable under options exercisable within 60 days of February 15, 2005.
8/	Includes 58,288 shares held by the Kelly and Barbara Chan Living Trust, 7,800 shares held by Mr. Chan’s spouse, 19,660 shares held by Mr. Chan as custodian for his children, 30,684 shares held by Chansons Properties, 200,000 shares held as Trustee of the WHFC Chan Grandchildren’s Sprinkling Trust, and 10,520 shares issuable under options exercisable within 60 days of February 15, 2005.
9/	Includes 239,308 shares held by the Dunson Cheng and Cynthia Cheng Trust, approximately 93,866 shares held by the ESOPT which have been allocated to Mr. Cheng’s account, 439,198 shares issuable under options exercisable within 60 days of February 15, 2005. Also includes shares subject to an option granted to Mr. Cheng that was subsequently cancelled as described in “Executive Compensation—Options and Stock Appreciation Rights” below.
10/	Consists of 166,570 shares held by Chiu Family Trust, 59,732 shares by Dr. Chiu’s Pension Plan, and 20,480 shares issuable under options exercisable within 60 days of February 15, 2005.
11/	Includes 46,440 shares held by the Poon Family Trust, and 10,520 shares issuable under options exercisable within 60 days of February 15, 2005.
12/	Consists of 9,948 shares issuable under options exercisable within 60 days of February 15, 2005.
13/	Includes approximately 4,512 shares held jointly by Mr. Wong and his spouse, approximately 20,337 shares held by the ESOPT which have been allocated to Mr. Wong’s account, and 46,620 shares issuable under options exercisable within 60 days of February 15, 2005.
14/	Includes a total of 210,162 shares held by the ESOPT that have been allocated to the directors and named executive officers, and 1,074,155 shares issuable under options exercisable within 60 days of February 15, 2005.

Security Ownership in Subsidiary

In December 2003, January 2004, and April 2004, Cathay Real Estate Investment Trust (“REIT”), a subsidiary of Cathay Bank, sold in a private placement a total of 436,760 shares of its 7.0% Series A Non-Cumulative Preferred Shares (the “Series A Shares”) for $100 per share, of which Cathay Bank purchased 349,408 shares. The Series A Shares vote on a share for share basis with the common shares of the REIT and are not convertible into common stock of the REIT or common stock of Cathay Bank or Bancorp. The REIT intends to continue to operate as a real estate investment trust under the Internal Revenue Code of 1986, as amended, by investing primarily in participation interests in a portion of Cathay Bank’s portfolio of loans secured, in whole or in part, by real estate and leasehold improvements which generate net income.

The information below sets forth the number of Series A Shares beneficially owned as of February 15, 2005, by each of the current directors, the nominees recommended by the Board of Directors for election as directors, each of the individuals included in the “Summary Compensation Table” below, and all current directors, nominees, and executive officers as a group. Except as otherwise noted in the footnotes below, each of these persons had sole voting and investment power with respect to the Series A Shares owned by him.

Name	Series A Shares Beneficially Owned		Series A Percent of Class
Michael M.Y. Chang	2,500	1/	0.57%
Heng W. Chen	250		0.06%
Dunson K. Cheng	5,000	2/	1.14%
Thomas G. Tartaglia	1,000	3/	0.23%

All directors and named executive officers as a group (4 persons)	8,750		2.00%

1/	The shares are jointly owned by Michael M.Y. Chang and his spouse.
2/	Includes 2,500 shares held by Mr. Cheng’s spouse.
3/	The shares are held by the Thomas G. Tartaglia Trust.

Nominees, Continuing Directors, and Named Executive Officers

The principal occupations for at least the past five years of each nominee, director, and named executive officer are set forth as follows:

Nominees (Class III)

Patrick S.D. Lee, Director of Bancorp since 1990. Director of Cathay Bank since 1983. Director of Cathay Investment Company since 1984. Vice President of T.C. Realty, Inc. (property management) until retirement in March, 2001. Trustee of Cathay Real Estate Investment Trust since February, 2003. Director of the Cathay Bank Foundation since May, 2004.

Ting Y. Liu, Director of Bancorp and Cathay Bank since October 20, 2003. Chairman of HITO Corporation from 1987 to January, 2005. Director of GBC Bancorp and General Bank from 1981 to 2003. Retired investor.

Nelson Chung, President of Pacific Communities Builder, Inc. (real estate development) since 1991.

Continuing Directors (Class I)

Michael M.Y. Chang, Director of Bancorp since 1990. Secretary of Bancorp and Cathay Bank since November, 2001. Director of Cathay Bank since 1983. Assistant Secretary of Bancorp and Cathay Bank from April, 2001 to November, 2001. Retired attorney at law.

Anthony M. Tang, Director of Bancorp since 1990. Executive Vice President of Bancorp since 1994. Assistant Secretary of Bancorp from 1991 to April, 2001 and Chief Financial Officer and Treasurer of Bancorp from 1990 until June, 2003. Chief Lending Officer of Cathay Bank since 1985. Director of Cathay Bank since 1986. Assistant Secretary of Cathay Bank from 1994 to April, 2001. Senior Executive Vice President of Cathay Bank since December, 1998. Vice President, Chief Financial Officer, and Director of Cathay Securities Fund, Inc. from July, 2000 to January, 2003. Trustee and Vice President of Cathay Real Estate Investment Trust since February, 2003.

Thomas G. Tartaglia, Director of Bancorp since 1990. Director of Cathay Bank since 1986. Formerly Executive Vice President of Cathay Bank from 1984 until 1990. Retired banker.

Peter Wu, Director, Executive Vice Chairman, and Chief Operating Officer of Bancorp and Cathay Bank since October 20, 2003. Director of GBC Bancorp and General Bank from 1981 to October, 2003. Chairman of the Board of GBC Bancorp and General Bank from January, 2003 to October, 2003. President and Chief Executive Officer of GBC Bancorp and General Bank from January, 2001 to October, 2003. President and Chief Operating Officer of GBC Bancorp and General Bank from 1998 to December, 2000. Secretary of GBC Bancorp and General Bank from 1979 to January, 2001. Chairman of the Board of GBC Venture Capital, Inc. since 1997. President and Chief Executive Officer of GBC Venture Capital, Inc. since October, 2003. Director, Chairman of the Board, President, and Chief Executive Officer of Cathay Bank Foundation since March, 2005.

Continuing Directors (Class II)

Kelly L. Chan, Director of Bancorp since 1990. Director of Cathay Bank since 1981. Owner of interest in and Vice President of Phoenix Bakery, Inc., a retail bakery in Los Angeles, California, since 1984. Certified Public Accountant.

Dunson K. Cheng, Director of Bancorp since 1990. Chairman of the Board of Directors of Bancorp, Cathay Bank, and Cathay Investment Company since 1994. President of Bancorp since 1990. President of Cathay Bank since 1985 and Director of Cathay Bank since 1982. President of Cathay Investment Company since 1999. Chief Executive Officer of Cathay Investment Company since 1995 and Director of Cathay Investment Company since 1984. Chairman of the Board of Directors and President of Cathay Securities Fund, Inc. from July, 2000 to January 2003. Trustee and President of Cathay Real Estate Investment Trust since February, 2003. Director, Chairman of the Board, President, and Chief Executive Officer of Cathay Bank Foundation from 2002 to March, 2005.

Thomas C.T. Chiu, Director of Bancorp and Cathay Bank since October 20, 2003. Director of GBC Bancorp and General Bank from 1983 to October, 2003. Medical Doctor.

Joseph C.H. Poon, Director of Bancorp since 1990. Director of Cathay Bank since 1981. Director of Cathay Investment Company since 1984. President of Edward Properties (real estate development) since 1981.

Other Named Executive Officers

Heng W. Chen, Executive Vice President of Bancorp and Cathay Bank since June, 2003. Chief Financial Officer, and Treasurer of Bancorp since June, 2003. Vice President and Chief Financial Officer of Cathay Real Estate Investment Trust since December, 2003. Chief Financial Officer of Cathay Bank since January 1, 2004. Director, Vice President, and Chief Financial Officer of GBC Venture Capital, Inc. since October, 2003. Assistant Chief Financial Officer and Assistant Treasurer at City National Corporation from 1998 to June, 2003, Executive Vice President of Finance at City National Bank from March, 2000 to June, 2003. Senior Vice President of Finance at City National Bank from June, 1998 to March, 2000.

Irwin Wong, Executive Vice President of Branch Administration for Cathay Bank since 1999. Treasurer of Cathay Real Estate Investment Trust from February, 2003 until December, 2003. Director and Vice President of Cathay Bank Foundation since 2002. Chief Financial Officer/Treasuer of Cathay Bank Foundation since May, 2004.

PROPOSAL TWO

APPROVAL OF THE CATHAY GENERAL BANCORP

2005 INCENTIVE PLAN

Bancorp stockholders are being asked to approve the Cathay General Bancorp 2005 Incentive Plan (the “Incentive Plan”) which would replace Bancorp’s existing Equity Incentive Plan that was adopted in 1998 (the “1998 Incentive Plan”). The new Incentive Plan will not increase the number of shares of common stock available for future awards by Bancorp under its plans. This new Incentive Plan is intended to provide greater flexibility in designing awards that will assist Bancorp in achieving its goals of attracting, retaining, compensating, and incentivizing its officers, employees, and directors, and those of Bancorp’s affiliates, particularly its subsidiary, Cathay Bank.

The Incentive Plan was adopted by the Board in March, 2005. In accordance with applicable listing standards established by the National Association of Securities Dealers, the Board is asking Bancorp stockholders to approve the Incentive Plan. Bancorp also seeks stockholder approval in order to qualify the Incentive Plan and certain awards made pursuant to it under certain provisions of the Internal Revenue Code, as amended (the “Code”), and to assure that Bancorp may fully deduct for federal income tax purposes certain compensation that may be paid under the Incentive Plan in accordance with Section 162(m) of the Code.

The Incentive Plan provides that 3,131,854 shares of Bancorp common stock will be reserved and available for future awards. This is the same number of shares that are currently available for future awards under the 1998 Incentive Plan. If Bancorp stockholders approve the Incentive Plan, Bancorp will cease granting awards under the 1998 Incentive Plan. Shares that are issuable on exercise of outstanding options granted under the 1998 Incentive Plan, of which there were 3,624,586, as of March 22, 2005, may also potentially become available for future awards under the Incentive Plan if and to the extent these options terminate or expire or become unexercisable for any reason without having been exercised after March 22, 2005, just as they would be under the 1998 Incentive Plan. Thus, approval of the Incentive Plan will not increase the number of shares of common stock available for future awards by Bancorp under its plans.

As such, the total number of shares reserved and available for awards under the Incentive Plan may not exceed 6,756,440 shares. This is the same number of shares issuable on exercise of outstanding options and available for future awards under the 1998 Incentive Plan as of March 22, 2005. As of the record date, March 17, 2005, 6,756,440 shares represent approximately 13.32% of Bancorp’s outstanding common stock.

If the Incentive Plan is approved by Bancorp stockholders, the total number of shares issuable on exercise of outstanding options (including shares issuable on exercise of outstanding options under the 1998 Incentive Plan and the GBC Bancorp 1999 Employee Stock Incentive Plan, which are the only other outstanding plans pursuant to which options have been granted and as to which no further grants will be made) and available for future awards will be 7,291,828. As of the record date, March 17, 2005, this number of shares represents approximately 14.38% of Bancorp’s outstanding common stock.

The Incentive Plan has a number of special terms and limitations, including:

•	subject to certain restrictions contained in the Incentive Plan, employees (including officers) and members of our board of directors (including non-employee or outside directors) are eligible to participate in the Incentive Plan;

•	no participant may be granted, in any calendar year, options or other stock awards covering more than 1,000,000 shares;

•	the maximum amount payable pursuant to a cash award granted under the Incentive Plan in any calendar year that is intended to comply with Section 162(m) of the Code may not exceed $3,000,000;

•	the per-share exercise price of stock options granted under the Incentive Plan must equal at least the fair market value of a share of our stock on the grant date of the option;

•	shares may be granted under the Incentive Plan as stock grants, stock units, or stock appreciation rights without requiring the participant to pay Bancorp an amount equal to the fair market value of the common stock as of the award grant date in order to acquire the award shares;

•	shares subject to awards that are canceled, forfeited, or expired without the shares subject thereto being issued will become available for re-issuance under the Incentive Plan;

•	up to 3,624,586 shares that are issuable upon exercise of options granted pursuant to the 1998 Incentive Plan that terminate or expire or become unexercisable for any reason without having been exercised pursuant to awards granted under the 1998 Incentive Plan after March 22, 2005, will become available for issuance under the Incentive Plan;

•	the exercise price of an option may not be reduced (repriced) under the Incentive Plan without stockholder approval; and

•	stockholder approval is required for certain types of amendments to the Incentive Plan.

Our Board recommends a vote FOR the approval of the Cathay General Bancorp 2005 Incentive Plan.

Vote Required

Approval of the Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Bancorp common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting of stockholders.

General

Types of Awards. The Incentive Plan permits us to issue stock options (both incentive stock options designed to comply with Code Section 422 and nonstatutory stock options which will not so comply), stock awards (including shares, stock units, stock appreciation rights, and other similar awards), and cash awards. The purpose of granting awards under the Incentive Plan is to compensate eligible participants for their contributions to our business and to provide incentives for such persons to exert maximum efforts for the success of Bancorp by giving them, in the case of options and stock awards, an opportunity to benefit from increases in value of the common stock of Bancorp and thereby align participants’ and stockholders’ interests.

Administration. The Incentive Plan may be administered by the Board or by a committee appointed by the Board (as applicable, the “Administrator”). We anticipate that the Incentive Plan will be administered by the Executive Compensation Committee of our Board as to executive officers of Bancorp and by the Equity Incentive Committee of the Cathay Bank Board of Directors as to employees of Cathay Bank, who are not deemed to be executive officers of Bancorp; however, with respect to grants to certain non-officer employees of Cathay Bank, the Administrator may from time to time delegate its authority to one or more officers of Bancorp or to Bancorp’s Equity Incentive Committee. In any event, we will administer the Incentive Plan in accordance with applicable law and Nasdaq or stock exchange listing standards.

Eligibility. Awards may be granted under the Incentive Plan to Bancorp employees (including officers) and members of our board of directors (including non-employee or outside board members). Incentive stock options may be granted only to employees of Bancorp or its subsidiaries. The Administrator, in its discretion, selects the participants to whom stock options and other stock awards, as well as cash awards, may be granted, the time or times at which such awards are granted, and the terms of such awards. As of December 31, 2004, there were approximately 849 employees at Cathay Bank, including seven executive officers of Bancorp, and six current non-employee directors at Cathay Bank eligible to receive discretionary awards under the Incentive Plan.

New Incentive Plan Benefits. Because the value of benefits under the Incentive Plan will depend on the Administrator’s actions and because the value of option and other stock awards will depend on the fair market value of common stock at various future dates, it is not possible to determine all benefits that will be received by employees, officers, and directors if the Incentive Plan is approved by the stockholders.

The Administrator has determined that Bancorp’s current President and Chief Executive Officer, Dunson K. Cheng, and its Executive Vice Chairman and Chief Operating Officer, Peter Wu, will be eligible to participate in the cash award portion of the Incentive Plan (subject to approval of the Incentive Plan by the stockholders of Bancorp) for the year ending December 31, 2005, which shall be the measurement period. In addition, the Administrator has determined that the specific business criteria for such measurement period shall be the net income of Bancorp (as shown in Bancorp’s 2005 audited financial statements adjusted upward for any write-downs of Bancorp’s refunds receivable from the State of California) and payments, if any, shall be made based on the specific performance targets, formula, and percentages of base salary established prior to March 31, 2005, by the Administrator.

Mr. Cheng’s annual base salary as of January 1, 2005, was $800,000, and Mr. Wu’s annual base salary as of January 1, 2005, was $367,500. Based on these criteria and provided the Administrator certifies in writing that the applicable pre-established performance goals are achieved, Mr. Cheng and Mr. Wu may each receive a cash award equal to up to 140% of their January 1, 2005, base salary if: (i) the Incentive Plan is approved by the stockholders of Bancorp at the annual meeting of stockholders; and (ii) each of Mr. Cheng and Mr. Wu, as applicable, is continuously employed by Bancorp throughout the entire 2005 calendar year. Consequently, if the Incentive Plan is approved by the stockholders, Mr. Cheng may receive a cash award up to $1,120,000, and Mr. Wu may receive a cash award up to $514,500 if all performance criteria are met. Notwithstanding the foregoing, the Administrator has the right to reduce or eliminate such compensation in its sole discretion. The compensation (if any) shall be paid by March 15, 2006.

Section 162(m) Limitations. Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the company’s chief executive officer or any of the four other most highly compensated officers. Certain performance-based compensation is specifically exempt from this deduction limit if it otherwise meets the requirements of Section 162(m). Stock options and other equity awards pursuant to which the recipient’s compensation is based solely on the appreciation of the value of the underlying shares from the date of grant until the date of the income recognition event, may qualify as performance-based compensation if the company satisfies certain requirements in connection with the plan under which the awards are granted. Specifically, the plan must be stockholder-approved and must contain a limit on the number of shares that may be granted to any one individual under the plan during a specified period. Accordingly, the Incentive Plan provides that no employee may be granted more than 1,000,000 shares in any calendar year.

The Incentive Plan also provides that Bancorp may grant cash awards designed to qualify as performance-based compensation and specifies that the maximum amount payable under a cash award to any participant during a single calendar year is $3,000,000.

Additional requirements apply to certain forms of compensation, such as restricted stock awards, stock units, and cash awards, in order for them to qualify as performance-based compensation, including a requirement that payment of the value of such awards be contingent upon achievement of performance goals that are established in a manner specified under Section 162(m) of the Code. The Incentive Plan permits Bancorp to issue awards incorporating such performance objectives and provides that these performance objectives (“Qualifying Performance Criteria”) may be based upon: (1) cash flow, (2) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (3) earnings per share, (4) growth in earnings or earnings per share, (5) stock price, (6) return on equity or average stockholders’ equity, (7) total stockholder return, (8) return on capital, (9) return on assets or net assets, (10) return on investment, (11) revenue, (12) income or net income, (13) operating income or net operating income in aggregate or per share, (14) operating profit or net operating profit, (15) operating margin, (16) return on operating revenue, (17) market share, (18) overhead or other expense reduction, (19) growth in stockholder value relative to the moving average of the S&P 500 Index or Bancorp’s peer group index, (20) credit rating, (21) strategic plan development and implementation, (22) improvement in workforce diversity, (23) growth of revenue, operating income, or net income, (24) efficiency ratio, (25) ratio of nonperforming assets to total assets, and (26) such other similar criteria as may be determined by the Administrator. To the extent that the Administrator determines that an award will be granted subject to Qualifying Performance Criteria, such criteria will be specified with respect to a particular award by the Administrator in a manner designed to comply with Section 162(m). These criteria may be applied to Bancorp as a whole or to a business unit, affiliate, or business segment, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the award agreement.

Stockholder approval of the Incentive Plan pursuant to this proposal will constitute stockholder approval of the share and dollar limitations for Section 162(m) purposes, as well as of the Qualifying Performance Criteria, set forth above.

Incentive Plan Characterization. The Incentive Plan is not subject to the provisions of the Employment Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code.

Adjustments upon Changes in Capitalization, Merger, or Sale of Assets. Subject to any required action by Bancorp’s stockholders, (1) the number and kind of shares covered by each outstanding award, (2) the price per share subject to each outstanding award, and (3) the share limitations as set forth in the Incentive Plan (including the number of shares available for issuance under the Incentive Plan and the 1,000,000 share limit per participant per year) will each be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of Bancorp’s stock, or any other increase or decrease in the number of issued shares of Bancorp’s stock effected without receipt of consideration by Bancorp.

In the event of a liquidation or dissolution and unless otherwise determined by the Administrator, any unexercised options or other stock awards pursuant to which shares have not yet been issued will terminate.

In the event of a change in control of Bancorp, as defined in the Incentive Plan and determined by the Administrator, the Administrator, in its discretion, may provide for the assumption, substitution, or adjustment of each outstanding award, accelerate the vesting of options and terminate any restrictions on stock awards or cash awards, or cancel awards on such terms and conditions as the Administrator determines, including for a cash payment to the awardee.

Nontransferability of Awards. Unless otherwise determined by the Administrator, awards granted under the Incentive Plan are not transferable other than by will or the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee. The Administrator will have the sole discretion to permit the transfer of an award; however, the transferability of incentive stock options is restricted under the Code.

Amendment and Termination of the Incentive Plan. The Board may amend, alter, or discontinue the Incentive Plan, or any part thereof, at any time and for any reason. However, Bancorp will obtain stockholder approval for any amendment to the Incentive Plan to the extent required by applicable laws or Nasdaq or stock exchange listing standards. In addition, without limiting the foregoing, unless approved by Bancorp stockholders, no such amendment shall be made that would: (1) materially increase the maximum number of shares available for issuance under the Incentive Plan (other than an increase pursuant to a change in Bancorp’s capitalization such as a stock split or recapitalization), (2) reduce the minimum exercise price with which options may be granted under the Incentive Plan, (3) reduce the exercise price of outstanding options, or (4) change the class of persons eligible to receive awards under the Incentive Plan. No such action by the Board or stockholders may impair any award previously granted under the Incentive Plan without the written consent of the participant (except for certain changes specified in the Incentive Plan). Unless terminated earlier, the Incentive Plan shall terminate ten years from the date of its approval by the stockholders.

Options

Each option is evidenced by a stock option agreement between Bancorp and the optionee and is subject to the following additional terms and conditions. The Incentive Plan allows the Administrator broad discretion to determine the terms of individual options.

Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of options granted under the Incentive Plan may not be less than 100% of the fair market value of the common stock on the date such option is granted (incentive stock options granted to employees who are also 10% stockholders must have an exercise price equal to at least 110% of the fair market value of the stock on the date of grant). Bancorp may grant options with exercise prices equal to less than 100% of the fair market value of the underlying option shares on the date of grant in connection with an acquisition by Bancorp of another company. The fair market value of the common stock is determined generally as the closing sale price for the common stock on the date the option is granted. As of March 17, 2005, the closing sale price was $33.33 per share. Outstanding options may not be repriced to reduce the exercise price of such options without stockholder approval.

Exercise of Option; Form of Consideration. The Administrator determines when options become vested and exercisable, and in its discretion may accelerate the vesting and/or exercisability of any outstanding option. The means of payment for shares issued upon exercise of an option are specified in each option agreement. The Incentive Plan permits payment to be made by cash, check, wire transfer, other shares of common stock of Bancorp (with some restrictions), broker assisted same-day sales, any other form of consideration permitted by applicable law, or any combination thereof.

Term of Option. The term of an option may be no more than ten years from the date of grant; provided that an incentive stock option granted to an employee who is also a 10% stockholder must have a term that is no more than five years from the date of grant. No option may be exercised after the expiration of its term.

Termination of Employment. If an optionee’s employment terminates for any reason (other than as described below), then all options held by the optionee under the Incentive Plan will terminate immediately; provided that the Administrator may in the stock option agreement specify a period of time (but not beyond the expiration date of the option) following the optionee’s termination during which the optionee may exercise the option as to shares that were vested and exercisable as of the optionee’s termination date.

Death or Disability. Generally, if an optionee’s employment terminates as a result of the optionee’s death or disability, then all options that are vested and exercisable as of the date of termination may be exercised for one year following the date of termination due to the optionee’s death or disability, provided that no option may be exercised after the expiration of its term.

Other Provisions. The stock option agreement may contain other terms, provisions, and conditions not inconsistent with the Incentive Plan, as may be determined by the Administrator.

Stock Awards

Each stock award is evidenced by an award agreement between Bancorp and the participant. The Incentive Plan allows the Administrator broad discretion to determine the terms of individual stock awards.

General Terms. Stock awards may be stock grants, stock units, or stock appreciation rights. Stock grants are awards of a specific number of shares of Bancorp’s common stock. Stock units represent a promise to deliver shares of Bancorp’s common stock, or an amount of cash or property equal to the value of the underlying shares, at a future date. Stock appreciation rights are rights to receive cash and/or shares of Bancorp’s common stock based on a change in the fair market value of a specific number of shares of Bancorp’s common stock. Each stock award agreement will contain provisions regarding (1) the number of shares subject to such stock award or a formula for determining such number, (2) the purchase price of the shares, if any, and the means of payment for the shares,

(3) the performance criteria (including the Qualifying Performance Criteria), if any, and level of achievement versus these criteria that will determine the number of shares granted, issued, retainable, and vested, as applicable, (4) such terms and conditions on the grant, issuance, vesting, and forfeiture of the shares, as applicable, as may be determined from time to time by the Administrator, (5) restrictions on the transferability of the stock award, and (6) such further terms and conditions, in each case not inconsistent with the Incentive Plan, as may be determined from time to time by the Administrator. Shares may be granted under the Incentive Plan as stock awards or stock units without requiring the participant to pay Bancorp an amount equal to the fair market value of our common stock as of the award date in order to acquire the shares.

Vesting. The vesting of a stock award may (but need not) be subject to performance criteria (including Qualifying Performance Criteria), continued service of the participant, market conditions, or a combination of these conditions. The Administrator has the authority to accelerate vesting of an outstanding stock award.

Termination of Employment. In the case of stock awards, including stock units, unless the Administrator determines otherwise, the award agreement will generally provide that outstanding stock or stock units will be forfeited upon the participant’s termination of employment for any reason.

Cash Awards

Cash awards granted under the Incentive Plan will generally be made to individuals who are, or who Bancorp anticipates may be, one of our five most highly compensated officers (such individuals being those employees whose compensation may not be fully deductible by Bancorp under Code Section 162(m) if it exceeds with respect to a given year the limits imposed by that section). Each cash award granted under the Incentive Plan will be subject to Qualifying Performance Criteria and will be reflected in an agreement containing provisions regarding (1) the target and maximum amount payable to the participant as a cash award, (2) the Qualifying Performance Criteria and level of achievement versus the criteria that will determine the amount of such payment, (3) the period as to which performance shall be measured for establishing the amount of any payment, (4) the timing of any payment earned by virtue of performance, (5) restrictions on the alienation or transfer of the cash award prior to actual payment, (6) forfeiture provisions, and (7) such further terms and conditions, in each case not inconsistent with the Incentive Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a cash award may be a multiple of the target amount payable. The maximum amount payable pursuant to a cash award granted under the Incentive Plan for any fiscal year that is intended to comply with Section 162(m) of the Code may not exceed $3,000,000. Nothing in the Incentive Plan prevents Bancorp from granting cash awards outside of the Incentive Plan to any individual.

Federal Income Tax Consequences

The following is only a summary of the effect of U.S. federal income taxation upon awardees and Bancorp with respect to the grant and exercise of awards under the Incentive Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the employee’s death or the income tax laws of any municipality, state, or foreign country in which the employee’s income or gain may be taxable.

Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Alternative minimum tax is an alternative method of calculating the income tax that must be paid each year, which includes certain additional items of income and tax preferences and disallows or limits certain deductions otherwise allowable for regular tax purposes. Alternative minimum tax is payable only to the extent that alternative minimum tax income exceeds “regular” federal income tax for the year (computed without regard to certain credits and special taxes).

Upon a disposition of the shares acquired on exercise of an incentive stock option more than two years after grant of the option and one year after exercise of the option, the optionee will recognize long-term capital gain or loss equal to the difference between the sale price and the exercise price. If the holding periods are not satisfied, then: (1) if the sale price exceeds the exercise price, the optionee will recognize capital gain equal to the excess, if any, of the sale price over the fair market value of the shares on the date of exercise and will recognize ordinary income equal to the difference, if any, between the lesser of the sale price or the fair market value of the shares on the exercise date and the exercise price; or (2) if the sale price is less than the exercise price, the optionee will recognize a capital loss equal to the difference between the exercise price and the sale price. Unless limited by Section 162(m) of the Code, Bancorp is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income.

Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time a nonstatutory stock option is granted. Upon exercise of vested shares, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of Bancorp is subject to tax withholding by Bancorp. Unless limited by Section 162(m) of the Code, Bancorp is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income. Upon a disposition of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Awards. Stock awards will generally be taxed in the same manner as nonstatutory stock options. However, a stock award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the employee ceases to provide services to Bancorp. As a result of this substantial risk of forfeiture, the employee will not recognize ordinary income at the time of award. Instead, the employee will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The employee’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

The employee may accelerate his or her recognition of ordinary income, if any, in connection with the issuance of restricted shares and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by Bancorp. Unless limited by Section 162(m) of the Code, Bancorp is entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.

Cash Awards. Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash award received by an employee will be subject to tax withholding by Bancorp. Unless limited by Section 162(m) of the Code, Bancorp will be entitled to a tax deduction in the amount and at the time the recipient recognizes compensation income.

Accounting Treatment

Bancorp generally recognizes compensation expense in an amount equal to the fair value on the date of grant of all stock options that are unvested as of or after such period. The fair value of an award is based on the number of shares subject to the award that are expected to vest. Bancorp uses the Black-Scholes valuation model to measure fair value of option grants. In addition, Bancorp recognizes compensation expense for options as they vest, as adjusted for actual forfeitures that occur before vesting but not adjusted for any previously recognized compensation expense if an award lapses unexercised.

Incorporation by Reference

The foregoing is only a summary of the Incentive Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix ”A”.

THE BOARD OF DIRECTORS

The Bancorp Board of Directors generally holds regular meetings on a monthly basis. Special meetings are called when necessary. During 2004, the Bancorp Board of Directors held 12 meetings and each director attended at least 75% of these meetings. The Bancorp Board of Directors has seven standing committees: the Executive Committee, the Executive Compensation Committee, the ESOPT Committee, the Equity Incentive Plan Committee, the Audit Committee, the Nomination Committee, and the Investment Committee. It is the policy of Bancorp to invite and encourage all members of the Board of Directors to attend Bancorp’s annual meeting of stockholders. In 2004, all but one of Bancorp’s Directors attended the annual meeting.

Director Independence

The Board of Directors has determined that the following five of its current ten members (not including one vacancy) are “independent” as defined in the Nasdaq listing standards established by the National Association of Securities Dealers: Kelly L. Chan, Patrick S.D. Lee, Ting Y. Liu, Joseph C.H. Poon, and Thomas G. Tartaglia. The Board of Directors has also determined that Mr. Nelson Chung, who is nominated for election at the 2005 annual meeting, is “independent” as defined in the Nasdaq listing standards. If Mr. Chung is elected at the 2005 annual meeting, the Board will have eleven members, six of whom will be independent.

Executive Committee

During 2004, the Executive Committee consisted of Dunson K. Cheng (Chairman), Peter Wu, George T.M. Ching (retired effective January 1, 2005), Anthony M. Tang, and Thomas G. Tartaglia. This committee exercises all powers of the Bancorp Board of Directors in the intervals between Board meetings, except for those powers that the Board has delegated to other committees or that are reserved for the full Board of Directors by statute, charter, or bylaws. The Executive Committee met 13 times during 2004, and each committee member attended all meetings of this committee that were held while he was a member.

Executive Compensation Committee

The Executive Compensation Committee was created in 2004 and consists of Joseph C.H. Poon (Chairman), Kelly L. Chan, and Thomas G. Tartaglia, each of whom is an independent director. The Executive Compensation Committee establishes general policies on executive compensation as well as actual salary, bonus, and discretionary benefits of the President and Chief Executive Office of Bancorp and Cathay Bank and all other executive officers of Bancorp including the executive officers named in this proxy statement. The Executive Compensation Committee met 2 times during 2004, and each committee member attended all meetings of this committee.

ESOPT Committee

During 2004, the ESOPT Committee consisted of Dunson K. Cheng (Chairman), Peter Wu, Kelly L. Chan, George T.M. Ching (retired effective January 1, 2005), Joseph C.H. Poon, and Anthony M. Tang. This committee administers the ESOPT according to plan provisions and applicable governmental regulations. It is responsible for, among other things, the investment and management of the ESOPT’s assets. The ESOPT Committee did not meet in 2004.

Equity Incentive Plan Committee

During 2004, the Equity Incentive Plan Committee consisted of Joseph C.H. Poon (Chairman), Thomas C.T. Chiu, Michael M.Y. Chang, and Wing Fat. This committee selects participants receiving awards under Bancorp’s 1998 Incentive Plan and, if approved by the Bancorp stockholders, the Incentive Plan. It has broad discretion to determine the amount and types of awards, and the terms and conditions of individual awards. Awards to executive officers of Bancorp are made by the Executive Compensation Committee. The Equity Incentive Plan Committee met 5 times during 2004, and each committee member attended all meetings of this committee.

Audit Committee

During 2004, the Audit Committee consisted of Kelly L. Chan (Chairman), Ting Y. Liu, and Thomas G. Tartaglia. This committee oversees Bancorp’s financial reporting on behalf of its Board of Directors. It appoints and evaluates Bancorp’s independent auditors, and reviews with the independent auditors the proposed scope of, fees for, and results of the annual audit. It reviews the system of internal accounting controls and the scope and results of internal audits with the independent auditors, the internal auditors, and Bancorp management. It considers the audit and non-audit services provided by the independent auditors, the proposed fees to be charged for each type of service, and the effect of non-audit services on the independence of the independent auditors. The Audit Committee met 17 times during 2004. Each committee member attended all of the meetings of this committee.

The Board of Directors has adopted a written charter for the Audit Committee, which was revised and restated in 2004 to reflect changes determined necessary and appropriate in response to the Sarbanes-Oxley Act and its related regulations and to amendments to the Nasdaq listing standards established by the National Association of Securities Dealers. The written charter of the Audit Committee was included as Appendix “A” to Bancorp’s 2004 annual meeting proxy statement.

The Audit Committee does not have a policy for pre-approving services to be provided by Bancorp’s independent auditor without review by the Audit Committee. All services to be provided to Bancorp by its independent auditor are subject to review and approval by the Audit Committee in advance of the performance of the services, provided that the Audit Committee will not approve any non-audit services proscribed by Section 10A(g) of the Exchange Act in the absence of an applicable exemption. The Audit Committee may delegate to a designated member or members of the Audit Committee the authority to approve such services so long as any such approval is reported to the full Audit Committee at its next scheduled meeting.

The Board of Directors conducted a review regarding whether each member of the Audit Committee qualifies as independent and determined that, during 2004, Messrs. Chan, Liu, and Tartaglia were each “independent” as defined in the Nasdaq listing standards of the National Association of Securities Dealers in effect during their membership on the Audit Committee. Bancorp’s Board of Directors also conducted a review regarding whether any members of the Audit Committee meet the criteria to be considered an “audit committee financial expert” and determined that at least one of the three members of the Audit Committee, Kelly L. Chan, its Chairman, qualifies as an “audit committee financial expert,” as defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Nomination Committee

During 2004, the Nomination Committee consisted of George T.M. Ching (Chairman until May 20, 2004), Kelly L. Chan, Joseph C.H. Poon (Chairman since May 20, 2004), and Ting Y. Liu (since May 20, 2004). Commencing as of May 20, 2004, all members of the committee are “independent” as defined in the Nasdaq listing standards established by the National Association of Securities Dealers. Prior to May 20, 2004, all members of the committee were independent except Mr. Ching, because he held the title of Vice Chairman of Bancorp and Cathay Bank and was an officer of Cathay Investment Company. The Board determined that it was in the best interest of Bancorp and its stockholders to include Mr. Ching as a member of the Nomination Committee because, as one of the founders of Cathay Bank, his experience and wisdom accumulated over 40 years with Cathay Bank and the community that it serves was of value to Bancorp. However, Mr. Ching resigned as Chairman and as a member of the Nomination Committee on May 20, 2004, and Mr. Joseph C.H. Poon was named as Chairman of the Nomination Committee in his place. This committee identifies and evaluates candidates qualified to serve as members of the Board and makes recommendations to the Board regarding such candidates. Nominees for this 2005 annual meeting of stockholders were recommended by the Nomination Committee and approved by the Board including a majority of its independent directors. The Nomination Committee met once during 2004. Each committee member attended this meeting.

The policy of our Nomination Committee is to consider candidates properly recommended by our stockholders. In evaluating any such candidates, our Nomination Committee will consider the criteria described below. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors and should be directed to Michael M.Y. Chang, Secretary, Cathay General Bancorp, 777 North Broadway, Los Angeles, California 90012. In addition, our bylaws permit stockholders to nominate directors for election at stockholder meetings. To nominate a director, stockholders must give timely notice to our Secretary in accordance with our bylaws, which require that the notice be received by our Secretary within the time periods described under the section of this proxy statement captioned “Stockholder Proposals for 2006 Annual Meeting of Stockholders”.

The Board and Nomination Committee consider potential nominees based on such criteria as depth and breadth of relevant experience, intelligence, personal character, integrity, commitment to the community and to Bancorp, knowledge of the business of banking, compatibility with the current Board culture, and prominence—all in the context of the perceived needs of the Board at the point in time of the consideration. Nominees must also be acceptable to banking regulators. Bancorp seeks to insure that at least a majority of the directors are independent under the Nasdaq listing standards and that members of Bancorp’s audit committee meet Nasdaq and the Federal Deposit Insurance Corporation requirements and that at least one of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission.

The process for identifying and evaluating candidates is commenced by the Board upon its determination of a need to fill a new position or vacancy. At the request of the Board, the Nomination Committee then seeks to identify potential candidates who meet the specific criteria given by the Board at the time of the request based on input from members of the Board and, if the Board deems appropriate, a third-party search firm. The process begins with the Nomination Committee conducting inquiries into the backgrounds and qualifications of such candidates. If the Nomination Committee determines that a candidate is qualified to serve as a director and that he or she should be recommended to the Board, the Board will then review the recommendation and the accompanying information. If the Board is interested in a proposed candidate, it will designate a member to contact the candidate to discuss the proposed nomination, and determine if the candidate is interested in the nomination and if there is any reason why the Board should not proceed with the nomination. Depending on the outcome, the next step in the process is for the candidate to meet with all members of the Board. Following these meetings, and using the input from such interviews and the information obtained by the Nomination Committee, the Nomination Committee will evaluate whether the candidate meets the requisite qualifications and criteria and should be recommended to the Board. Candidates recommended by the Nomination Committee are then presented to the Board for selection as nominees for election by the stockholders or by the Board to fill a vacancy. The Nomination Committee expects that a similar process will be used to evaluate nominees recommended by stockholders. The Nomination Committee has a written charter. The written charter of the Nomination Committee is not available on Bancorp’s website but was included as Appendix “B” to Bancorp’s 2004 annual meeting proxy statement.

Investment Committee

During 2004, the Investment Committee consisted of Dunson K. Cheng (Chairman), Peter Wu, Joseph C.H. Poon, George T.M. Ching (retired effective January 1, 2005), and Kelly L. Chan. This committee oversees Bancorp’s investment and funds management policies at the holding company level. This committee exists along side the Investment Committee at Bancorp’s subsidiary, Cathay Bank. The Bancorp Investment Committee met 5 times during 2004. Each committee member attended all of the meetings of this committee while he was a member.

Compensation of Directors

The current directors of Bancorp are also the current directors of Cathay Bank. As a result, the current policy for compensation of directors is that Cathay Bank pays each Cathay Bank director who is not also a full-time officer of Bancorp, Cathay Bank, or Cathay Investment Company a monthly fee of $1,500 plus $300 for each Cathay Bank Board committee meeting (other than loan committee meetings) and $350 for each Cathay Bank Board loan committee meeting attended by the director. In 2004, Cathay Bank also paid each Cathay Bank non-employee director $9,200 as a bonus. Cathay Investment Company currently pays each of its directors who is not a full-time officer of Bancorp, Cathay Bank, or Cathay Investment Company a fee of $200 for each of its Board of Directors meetings attended. Bancorp, Cathay Bank, and Cathay Investment Company reimburse directors for out-of-pocket expenses incurred in attending meetings of the Boards of Directors and Board committees and in traveling on company business. Cathay Bank pays Mr. Chang $1,500 per month for his services as Secretary of Bancorp and Cathay Bank.

AUDIT COMMITTEE REPORT

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management and Bancorp’s independent auditors Bancorp’s audited consolidated financial statements for the year ended December 31, 2004;

•	Discussed with Bancorp’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), as may be modified or supplemented; and

•	Received the written disclosures and the letter from Bancorp’s independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with such independent auditors their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited annual consolidated financial statements be included in Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2004.

The Audit Committee:
Kelly L. Chan Ting Y. Liu Thomas G. Tartaglia

Professional Services Provided by Independent Auditors

KPMG LLP was Bancorp’s independent auditor during 2004. The following table presents fees billed or to be billed for professional audit services rendered by KPMG LLP for the audits of Bancorp’s annual financial statements for 2004 and 2003, and for other services rendered by KPMG LLP.

	2004		2003
Audit fees	$429,879	1/	$361,500	2/
Audit related fees	34,375	3/	140,155	3/
Tax fees	160,820	4/	240,445	4/

Total fees	$625,074		$742,100

1/	Audit fees consist of the aggregate fees of KPMG LLP in connection with (i) the audit of Bancorp’s annual consolidated financial statements for the year ended December 31, 2004, (ii) the required review of Bancorp’s financial information included in its Quarterly Reports on Form 10-Q for 2004 filed with the Securities and Exchange Commission during 2004, and (iii) the auditor’s attestation report on management’s assessment of internal control over financial reporting.
2/	Audit fees consist of the aggregate fees of KPMG LLP in connection with the audit of Bancorp’s annual consolidated financial statements for the year ended December 31, 2003, and for the required review of Bancorp’s financial information included in its Quarterly Reports on Form 10-Q for 2003 and its registration statements filed with the Securities and Exchange Commission during 2003.
3/	Audit related fees consisted of fees for audits of financial statements of certain employee benefit plans and due diligence services. After considering the matter, the Audit Committee does not believe the rendering of these services by KPMG LLP to be incompatible with maintaining the independence of KPMG LLP as Bancorp’s external auditor.
4/	Tax fees consisted of fees for tax consultation and tax compliance services. After considering the matter, the Audit Committee does not believe the rendering of these services by KPMG LLP to be incompatible with maintaining the independence of KPMG LLP as Bancorp’s external auditor.

EXECUTIVE COMPENSATION

Remuneration of Executive Officers

The following table sets forth information regarding the compensation for services in all capacities paid or accrued for 2004 by Bancorp or Cathay Bank to the Chief Executive Officer and Chief Operating Officer of Bancorp and the four most highly compensated executive officers of either Bancorp or Cathay Bank.

Summary Compensation Table

		Annual Compensation									Long Term Compensation
Name and Principal Position	Year	Salary 1/ ($)			Bonus ($)			Other Annual Compen- sation 2/ ($)			Restricted Stock Award ($)	Securities Underlying Options 3/ (#)		LTIP ($)	All Other Compen- sation 4/ ($)
Dunson K. Cheng, Chairman of the Board of Directors, President, and Chief Executive Officer of Bancorp and Cathay Bank	2004 2003 2002	$ $ $	775,000 700,000 660,540		$ $ $	835,000 700,000 600,000	5/	$ $ $	5,624 4,852 4,868		N/A N/A N/A	0 791,730 79,320		N/A N/A N/A	$ $ $	14,360 21,372 19,120	6/

Peter Wu, Executive Vice Chairman and Chief Operating Officer of Bancorp and Cathay Bank	2004 2003 2002	$ $	363,125 72,425 *	8/	$ $	382,000 74,554 *	9/	$ $	3,597 2,222 *	10/	N/A N/A *	100,000 0 *	11/	N/A N/A *	$ $	15,707 730 *	7/ 12/

Anthony M. Tang, Executive Vice President of Bancorp and Senior Executive Vice President and Chief Lending Officer of Cathay Bank	2004 2003 2002	$ $ $	256,668 243,918 235,670		$ $ $	246,000 225,000 234,771			0 0 0		N/A N/A N/A	0 152,640 26,000		N/A N/A N/A	$ $ $	15,707 20,402 18,057	13/

Heng W. Chen, Executive Vice President and Chief Financial Officer of Bancorp and Cathay Bank	2004 2003 2002	$ $	253,750 118,793 *	15/	$ $	216,000 165,000 *			0 0 *		N/A N/A *	0 49,740 *		N/A N/A *	$ $	12,335 2,398 *	14/ 16/

Irwin Wong, Executive Vice President for Branch Administration of Cathay Bank	2004 2003 2002	$ $ $	200,536 185,536 175,536		$ $ $	200,000 178,000 150,000		$ $ $	429 570 487		N/A N/A N/A	0 180,620 18,480		N/A N/A N/A	$ $ $	15,484 19,302 17,788	17/

*	Was not employed by Cathay General Bancorp or Cathay Bank during this period of time.
1/	Includes amounts deferred by the named officers under Bancorp’s 401(k) Profit Sharing Plan.
2/	The amounts reported in this column reflect the incremental cost to Bancorp of automobiles provided to the named officers. The amounts exclude other perquisites and personal benefits paid to each named officer as they were less than the lesser of $50,000 or 10% of the total annual salary and bonus set forth above. The amount for 2004 as to Mr. Cheng includes $414 in interest on deferred compensation that is considered above-market under the regulations of the Securities and Exchange Commission.

3/	The number of shares has been adjusted to reflect the two-for-one stock split in the form of a 100% stock dividend paid September 28, 2004. The number of shares includes shares subject to an option granted to Mr. Cheng that was subsequently cancelled, as described in “Options and Stock Appreciation Rights” below.
4/	The amounts in this column consist of group life insurance premiums, health insurance premiums, employer contributions to the ESOPT, and employer contributions under the 401(k) Plan.
5/	Includes $610,000 in deferred compensation that the executive has agreed to defer until January 1 of the first year following such time as the executive separates from Bancorp. The deferred amount accrues interest. That interest amount as of December 31, 2004, was $1,983. For a more complete discussion of the deferral agreement, please see section entitled “Compensation Committee Report on Executive Compensation—CEO Compensation” and “Certain Transactions.”
6/	This amount consists of $720 in group life insurance premiums, $3,390 in health insurance premiums, and $10,250 in employer contribution under the 401(k) Plan.
7/	This amount consists of $720 in group life insurance premiums, $4,737 in health insurance premiums, and $10,250 in employer contribution under the 401(k) Plan.
8/	The amount shown represents salary paid for 2003 by Cathay Bank to Mr. Wu (based on annual salary of $350,000) following the merger of GBC Bancorp and General Bank (collectively “GBC”) with and into Bancorp and Cathay Bank on October 20, 2003, and does not include $246,358 in salary paid by GBC to Mr. Wu for the 2003 service rendered prior to the merger.
9/	The amount shown represents bonus accrued for 2003 by Cathay Bank to Mr. Wu, and does not include the profit sharing award and the gross-up payment related thereto, in a total sum of $214,099, received by Mr. Wu for his services rendered to GBC in 2003 prior to the merger.
10/	Does not include other annual compensation received by Mr. Wu for services rendered to GBC in 2003 prior to the merger or as benefits received from the merger, including $26,400 in director fees paid by GBC, $506 incremental cost of automobile, $13,462 accrued vacation, $140,178 termination fee received by Mr. Wu under his employment agreement with GBC, $383,580 in income associated with the pre-closing exercise of the stock options held by Mr. Wu under the GBC 1988 stock option plan, and $3,013,162 in income associated with the pre-closing exercise of the contingency options held by Mr. Wu.
11/	Bancorp did not make any option grants to Mr. Wu during 2003; however, as part of the GBC merger, Bancorp assumed Mr. Wu’s options to purchase shares of GBC common stock held under the GBC 1999 employee stock incentive plan that were converted into options to purchase 230,403 shares of Bancorp common stock.
12/	This amount consists of $78 in group life insurance premiums and $652 in health insurance premiums. Does not include $360 in group life insurance premiums, $3,559 in health insurance premiums, and $10,000 in employer contributions under the General Bank 401(k) Plan contributed by General Bank prior to the merger.
13/	This amount consists of $720 in group life insurance premiums, $4,737 in health insurance premiums, and $10,250 in employer contribution under the 401(k) Plan.
14/	This amount consists of $720 in group life insurance premiums, $4,573 in health insurance premiums, and $7,042 in employer contribution under the 401(k) Plan.
15/	Represents amount actually paid (based on annual salary of $235,000) because employment commenced effective June 30, 2003.
16/	This amount consists of $117 in group life insurance premiums, $1,106 in health insurance premiums, and $1,175 in employer contribution under the 401(k) Plan.
17/	This amount consists of $720 in group life insurance premiums, $4,737 in health insurance premiums, and $10,027 in employer contribution under the 401(k) Plan.

Options and Stock Appreciation Rights

In 2004, the following individuals named in the above Summary Compensation Table were granted options to purchase shares of our common stock under the 1998 Incentive Plan. In 2004, Bancorp did not have any outstanding stock appreciation rights.

Option Grants in Last Fiscal Year1/

	Individual Grants				Grant Date Present Value ($)
Name	Number of Securities Underlying Options Granted(#)2/	% of Total Options Granted to Employees in Fiscal Year3/	Exercise or Base Price ($/Sh)	Expiration Date
Dunson K. Cheng	0	0%	N/A	N/A	N/A
Peter Wu	100,000	13.17%	$28.695	2/19/14	667,00	04/
Anthony M. Tang	0	0%	N/A	N/A	N/A
Heng W. Chen	0	0%	N/A	N/A	N/A
Irwin Wong	0	0%	N/A	N/A	N/A

1/	The number of shares and the price per share have been adjusted to reflect the two-for-one stock split in the form of a 100% stock dividend paid September 28, 2004.
2/	The options become exercisable in 20% increments over a five-year period, subject to early termination in the event of termination of employment, disability, or death.
3/	Based on total options to purchase 759,200 shares of Bancorp common stock granted in 2004 under Bancorp’s 1998 Incentive Plan.
4/	The grant date present values are estimated using the Black-Scholes option-pricing model assuming (a) a four-year expected life of the option; (b) a stock price volatility of 27.26%, based on daily market prices for the preceding four-year period; (c) an expected dividend yield of 0.98% per share per annum; and (d) a risk-free interest rate of 2.65%. The grant date present values are provided in accordance with the rules of the Securities and Exchange Commission and do not represent Bancorp’s estimate or projection of the future value or market price of Bancorp common stock. Actual gains, if any, on stock option exercises are dependent, among other things, on Bancorp’s future financial performance, overall market conditions, and the option holder’s continued employment through the vesting period.

The following table summarizes options exercises during 2004, and the number of all options and the value of all in-the-money options held at the end of 2004, by the individuals named in the above Summary Compensation Table.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values 1/

Name	Shares Acquired on Exercise (#)	Value Realized($)2/	Number of Securities Underlying Unexercised Options at End of Fiscal 2004 (#)	Value of Unexercised In- the-Money Options at End of Fiscal 2004 ($) 4/
			Exercisable/Unexercisable	Exercisable/Unexercisable
Dunson K. Cheng	0	0	363,226 / 725,304 3/	$ 7,456,581 / 10,711,177
Peter Wu	0	0	290,134 / 270,672	4,857,338 / 3,524,647
Anthony M. Tang	21,640	$442,430	75,144 / 152,856	1,504,367 / 2,427,547
Heng W. Chen	0	0	9,948 / 39,792	126,340 / 505,358
Irwin Wong	37,972	$662,540	28,608 / 165,608	363,322 / 2,457,883

1/	The number of shares and the price per share have been adjusted to reflect the two-for-one stock split in the form of a 100% stock dividend paid September 28, 2004.
2/	Based on the closing price of the underlying securities at the exercise date, less the exercise price.
3/	Includes shares subject to an option granted to Mr. Cheng that was subsequently cancelled as described below.
4/	Based on the closing price of the underlying securities at year-end, less the exercise price. Includes shares subject to an option granted to Mr. Cheng that was subsequently cancelled as described below.

On November 20, 2003, Dunson K. Cheng, Chairman of the Board, President, and Chief Executive Officer of Bancorp was granted an option under Bancorp’s 1998 Incentive Plan to purchase 638,670 shares of common stock at an exercise price of $24.80 per share. Bancorp recently determined that this grant, when taken together with a grant to Mr. Cheng of an option under the 1998 Incentive Plan to purchase 153,060 shares of common stock on January 16, 2003, exceeded by 391,730 shares a limitation in the 1998 Incentive Plan as to the number of shares that could be subject to awards made to any one participant in any calendar year.

Upon being informed that this option covered shares in excess of the limitation, Bancorp determined that it was necessary to void the option as to the 391,730 excess shares, and Mr. Cheng agreed to waive all rights that he had to purchase the excess shares on exercise of the option. Following cancellation as to the excess shares, the option now entitles Mr. Cheng to purchase up to 246,940 shares of common stock at the same exercise price and continues to vest in 20% increments over a five-year period from date of grant, subject to early termination in the event of termination of employment, disability, or death. The other terms of the option have not been affected by the cancellation as to the excess shares.

On March 22, 2005, the Executive Compensation Committee of the Board of Directors granted to Mr. Cheng an option under the 1998 Incentive Plan to purchase a total of 245,060 shares of common stock at an exercise price of $32.47 per share, which was equal to the closing price of the common stock on the Nasdaq National Market on that date, exercisable to the extent of 30% of the shares immediately, 10% on November 20, 2005, and 20% on each November 20th of the following three years, subject to early termination on termination of employment, disability, or death, and having a term of 10 years. This was in addition to an option granted on February 17, 2005, to Mr. Cheng under the 1998 Incentive Plan to purchase 154,940 shares of common stock at an exercise price of $37.00 per share, exercisable in 20% increments over a five year period from the date of grant, subject to early termination on termination of employment, disability, or death.

In determining Mr. Cheng’s compensation for 2005 and possibly future years, including the grant of options under the Incentive Plan if it is approved by the Bancorp stockholders, the Executive Compensation Committee will take into account that Mr. Cheng has waived his rights to purchase the 391,730 excess shares under the option granted on November 20, 2003, but no agreement or determination has been made as to how or to what extent this might be done.

All numbers of shares and exercise prices have been adjusted for the two-for-one stock split effected in the form of a 100% stock dividend paid September 28, 2004.

Profit Sharing Plan

Salaried employees of Bancorp’s subsidiary, Cathay Bank, who have completed three months of service and have attained the age of 21 are eligible to participate in Bancorp’s 401(k) Profit Sharing Plan. Enrollment dates are on January 1st, April 1st, July 1st, and October 1st of each year. In 2004, participants were allowed to contribute up to 75% of their eligible compensation for the year, not to exceed the dollar limit set by the Internal Revenue Code. Participants may change their contribution election on the enrollment dates. In 2004, after a participant has completed one year of service, Cathay Bank matched 100% of the first 5% of compensation contributed per pay period by the participant. The vesting schedule for the matching contribution is 0% for less than two years of service, 25% after two years of service and from then on, at an increment of 25% each year until 100% is vested after five years of service. In 2004, Cathay Bank’s contribution amounted to approximately $1,161,666. The 401(k) Plan allows participants to withdraw all or part of their vested amount due to certain financial hardships set forth in the Internal Revenue Code and Treasury Regulations. Participants may also borrow up to 50% of the vested amount, up to a maximum of $50,000. The minimum loan amount is $1,000.

Employee Stock Ownership Plan

Bancorp’s Amended and Restated Cathay Bank Employee Stock Ownership Plan (“ESOP”) provides that Bancorp can make annual contributions to a trust in the form of either cash or common stock of Bancorp for the benefit of eligible employees and to pay administration expenses for this plan and trust. Employees of Cathay Bank are eligible to participate in the ESOP after completing two years of service for salaried full-time employees or 1,000 hours for each of two consecutive years for salaried part-time employees.

The amount of the annual contribution is discretionary except that it must be sufficient to enable the trust to meet its current obligations. Each participant’s share of the annual contribution to the trust, including the share of each participating executive officer, is calculated by dividing the participant’s total “units” by the total “units” of all ESOP participants for that year. Each ESOP participant is granted one “unit” for each year of service and one “unit” for each one hundred dollars of eligible compensation.

Bancorp did not make contributions to the trust in 2004 and does not plan to make any contributions to the trust in 2005. In prior years, the Board of Directors determined the amount of the annual contribution to the trust in light of Bancorp’s earnings in the prior plan year. To date, such contributions have been made in cash. The cash contributed to the trust is invested by its trustees in shares of Bancorp’s common stock. Each participant’s benefits under the ESOP consist of the cash (or cash equivalents) and shares of Bancorp’s common stock allocated to the participant’s ESOP account in accordance with the above-described formula. Under the ESOP, each participant’s benefits are fully vested and without risk of forfeiture. Benefits under the ESOP are distributed to the participant in accordance with the rules of the ESOP and generally begin when the participant attains the age of 65 (or upon death or disability) or after the lapse of three years following termination of employment.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of December 31, 2004, with respect to compensation plans under which equity securities of Bancorp were authorized for issuance. The number of shares and the price per share information below has been adjusted to reflect the two-for-one stock split in the form of a 100% stock dividend paid September 28, 2004.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights 1/	(b) Weighted-average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans [Excluding Securities Reflected in Column (a)]
Equity Compensation Plans Approved by Security Holders	3,692,824	$22.71	3,669,584
Equity Compensation Plans Not Approved by Security Holders	0	0	0

Total	3,692,824	$22.71	3,669,584

1/	Includes shares subject to an option granted to Mr. Cheng that was subsequently cancelled as described in “Executive Compensation—Options and Stock Appreciation Rights” above. Also includes options granted under the GBC Bancorp 1999 Employee Stock Incentive Plan. On October 20, 2003, pursuant to the terms of its merger with GBC Bancorp, Bancorp assumed an obligation to issue up to 1,416,520 shares of Bancorp’s common stock for outstanding options under the GBC Bancorp 1999 Employee Stock Incentive Plan. As of December 31, 2004, options on 563,596 shares remain outstanding under the GBC Bancorp Plan. No further grants will be made under the GBC Bancorp Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Executive Compensation Committee was created in 2004 and consists of Joseph C.H. Poon (Chairman), Kelly L. Chan, and Thomas G. Tartaglia, each of whom is an independent director under the Nasdaq listing standards. No persons who were members of the Executive Compensation Committee during 2004 had any relationships requiring disclosure under this section.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Bancorp established an Executive Compensation Committee in 2004, comprised solely of independent directors. The compensation of the Chief Executive Officer and all other executive officers was recommended to the Board of Directors for determination by this Executive Compensation Committee. The Executive Compensation Committee establishes general policies on executive compensation as well as actual salary, bonus, equity incentive grants, and discretionary benefits of the President and Chief Executive Officer of Bancorp and Cathay Bank and all other executive officers of Bancorp including the executive officers named in this proxy statement.

The Bancorp Equity Incentive Plan Committee selects participants receiving awards under the 1998 Incentive Plan and, if approved by the Bancorp stockholders, the Incentive Plan and has broad discretion to determine the amounts and types of awards and the terms and conditions of individual awards. Awards to executive officers of Bancorp are made by the Executive Compensation Committee.

The compensation program for executive officers, including the President and Chief Executive Officer, currently consists of base salary, annual cash bonus, participation in Bancorp’s ESOP, certain matching contributions under the 401(k) Plan, life insurance in an amount equal to three times base salary (with a $300,000 cap), and the same medical, dental, and disability benefits as provided to other Cathay Bank employees. Such officers are also eligible to participate in the 1998 Incentive Plan, and, if approved by the Bancorp stockholders, the Incentive Plan.

The Executive Compensation Committee believes that to reward, provide incentives to, and retain capable management, each of the executive officers should receive compensation that is both competitive and reflective of Cathay Bank’s and Bancorp’s performance. In addition, the Executive Compensation Committee believes that individual compensation should reflect the experience, performance, and responsibility level of that individual.

As discussed in Proposal Two, publicly held corporations generally are not permitted a Federal income tax deduction for compensation paid to certain officers to the extent that such officer’s compensation exceeds $1 million in a taxable year. An exception may apply to performance-based compensation that meets certain requirements, including approval of material terms by stockholders in advance of payment. The Executive Compensation Committee will continue to review the application of Internal Revenue Code Section 162(m) limitation on tax deductions and, when appropriate, intends to structure Bancorp’s compensation programs to qualify certain compensation payments for tax deductions to the extent possible while reserving the discretion to make payments which are not tax deductible as circumstances warrant.

Base Compensation

As part of the process of establishing base salaries, the Executive Compensation Committee reviews the performance of each executive officer in relation to the overall performance of Cathay Bank, and considers factors such as the experience and responsibility of each individual, including performance of special projects and assignments. Because the Executive Compensation Committee believes that the evaluation of performance should not be reduced to a formula, the Committee considers a wide range of performance criteria. These criteria include objective factors, such as earnings and profits, and subjective factors, such as the measurement of individual performance.

In establishing each executive officer’s base salary, the Executive Compensation Committee generally gives the most weight to the subjective evaluation of the performance of the individual in relation to the performance of Cathay Bank, followed by a consideration of the officer’s level of responsibility and experience, and then an evaluation of objective performance factors, without any particular weight being assigned to these factors. The size of the base salary for each executive officer is determined by the above-mentioned subjective evaluation of the individual’s performance, a comparison of the compensation levels paid to the individual in past years in relation to the individual’s performance in those years, and Bancorp’s and Cathay Bank’s general financial condition, profitability, and results of operations. Consideration is also given to changes in the cost of living.

In 2003, Bancorp’s total assets increased by approximately 101.2% over 2002 levels, deposits increased by approximately 91%, stockholders’ equity increased by approximately 115% over 2002 levels, return on average assets was 1.58% in 2003, net income increased approximately 14%, from $48.7 million in 2002 to $55.6 million in 2003, and earnings per diluted share increased from $1.34 in 2002 to $1.42 in 2003. The Executive Compensation Committee considered this financial performance data and each executive officer’s level of responsibilities in giving executive officers an increase in base salaries of approximately 5.00% to 14.29% in 2004. The Executive Compensation Committee further noted the substantial growth of Bancorp, and the increased responsibilities of its executive officers, as a result of the merger with GBC Bancorp.

The Executive Compensation Committee reviews objective data on the financial condition, profitability, and results from operations of Bancorp and Cathay Bank in light of the financial performance of other similar banks, Bancorp’s and Cathay Bank’s relative advantages and disadvantages in the banking industry, and the obstacles and challenges presented to the particular executive in attempting to achieve the goals of Bancorp and Cathay Bank. The Executive Compensation Committee also reviews the base compensation of executive officers in equivalent positions paid by banks considered competitive with Cathay Bank and by other banks of similar size across the United States.

In addition to these reviews, the Executive Compensation Committee considers data comparing the percentage change in cumulative total stockholder return on Bancorp’s common stock with the percentage change in cumulative total stockholder return on the Standard & Poor’s 500 and the SNL Western Bank Index. See “Comparative Stock Performance” below for a graph comparing cumulative stockholder return data for Bancorp, the Standard & Poor’s 500 Index, and the SNL Western Bank Index. The SNL Western Bank Index is a market-weighted index including every publicly traded bank located in Alaska, California, Hawaii, Montana, Oregon, and Washington.

Annual Cash Bonus

The annual cash bonus paid to each executive officer, except for those officers that are participants in the Incentive Plan, is determined, in the discretion of the Executive Compensation Committee, on the basis of the overall performance and profitability of Cathay Bank and Bancorp in the fiscal year then ending, and the Committee’s subjective evaluation of the individual officer’s performance and responsibility in relation to company performance. Overall performance and profitability is determined with reference to the following factors listed in order of importance: net income, return on average assets, return on stockholders’ equity, and percentage increase or decrease in total assets, loans, and deposits. The Executive Compensation Committee has recommended and the Board has adopted the Incentive Plan, subject to stockholder approval. Currently, as discussed above, the only participants in the Incentive Plan are Mr. Cheng, Chief Executive Officer and President, and Mr. Wu, Executive Vice Chairman and Chief Operating Officer. Accordingly, their bonuses will be determined based on the Incentive Plan. If, however, the Incentive Plan is not approved by the stockholders of Bancorp, then their bonuses will be determined by the Executive Compensation Committee. See Proposal Two for a description of the Incentive Plan.

The size of the annual bonus for each officer is determined by the above-mentioned evaluation of the performance of Bancorp and Cathay Bank in relation to the contributions, as perceived by the Executive Compensation Committee, made by the officer to achieve the overall level of financial performance of Bancorp and Cathay Bank, and by a comparison of the size of annual bonuses paid to the officer in past years with respect to the individual’s performance in those years, the base salaries of the executives and the length of employment with Bancorp and Cathay Bank, and the overall performance and profitability of Bancorp and Cathay Bank in those years. Based on these factors, the Executive Compensation Committee increased the bonuses paid to the Chief Executive Officer and President by 19.29% and the two named executive officers who had been employed with Bancorp or Cathay Bank since January 1, 2003, by 9.33% and 12.36%. The other two named executive officers were not employed with Bancorp for the full year in 2003 and as such year-over-year comparisons are not available for these officers. See also “CEO Compensation” below.

The 1998 Incentive Plan

Adjusted for the effects of the two-for-one stock split in the form of a 100% stock dividend paid September 28, 2004, Bancorp’s 1998 Incentive Plan authorizes the issuance of up to 7,000,000 shares of Bancorp’s common stock under awards granted under the 1998 Incentive Plan. Awards may be granted in the form of stock options or restricted stock. The 1998 Incentive Plan is intended to strengthen Bancorp by providing selected employees and directors of Bancorp and its subsidiaries, including Cathay Bank, an opportunity to participate in Bancorp’s future by offering them an opportunity to acquire common stock in Bancorp so as to retain, attract, and motivate them.

As of February 15, 2005, there are 123 participants in the 1998 Incentive Plan. The Equity Incentive Plan Committee has the discretion to determine the number and type of awards granted, and awards generally increase as a function of higher positions of responsibility in Bancorp or its subsidiaries. Awards are generally based on a subjective analysis of the individual’s performance, the general performance of Bancorp and Cathay Bank, and a review of option grants made at other banks of comparable size and complexity. Consideration is also given to the estimated dilutive effect of such awards on Bancorp’s stockholders.

In 2004, the Equity Incentive Plan Committee granted nonqualified options to purchase 759,200 shares of our common stock under the 1998 Incentive Plan. It did not grant any options to the Chairman, President, and Chief Executive Officer. The only options granted to the other executive officers named in this proxy statement were options for 100,000 granted to the Executive Vice Chairman/Chief Operating Officer. These options were granted in February, 2004, and have an exercise price of $28.695 per share. The exercise price was based on the closing price of a share of our common stock on the date of grant adjusted for the two-for-one stock split in the form of a 100% stock dividend paid September 28, 2004. Options generally become exercisable in 20% increments over a five-year period, and they terminate ten years from the date of the grant, subject to early termination in the event of termination of employment, disability, or death.

CEO Compensation

The Executive Compensation Committee increased Mr. Cheng’s annual base salary by approximately 14.29% to $800,000 in 2004. The Executive Compensation Committee also awarded him a $835,000 cash bonus (an increase of approximately 19.29% from the bonus paid for 2003). Mr. Cheng’s total salary and bonus for 2004 was $1,610,000, up from $1,400,000 in 2003. Generally, the Executive Compensation Committee sets Mr. Cheng’s base salary primarily on the basis of its subjective evaluation of his performance in the immediately preceding year, the percentage increase or decrease in total assets, loans, and deposits in the immediately preceding year, the percentage increase or decrease in net income in the immediately preceding year, and a comparison of his level of compensation with chief executive officers at other banks of a similar size operating in California, particularly those banks that operate in the same markets as Cathay Bank. In 2003, as a result of the merger with GBC Bancorp, Bancorp’s total assets increased by approximately 101.2% over 2002 levels, deposits increased by approximately 91%, stockholders’ equity increased by approximately 115% over 2002 levels, return on average assets was 1.58% in 2003, net income increased approximately 14%, from $48.7 million in 2002 to $55.6 million in 2003, and earnings per diluted share increased from $1.34 in 2002 to $1.42 in 2003. Mr. Cheng and Bancorp have entered into an agreement (effective November 23, 2004) pursuant to which Mr. Cheng agreed to defer any bonus amounts in excess of $225,000 for the year ended December 31, 2004, until January 1 of the first year following such time as Mr. Cheng’s separates from Bancorp. Accordingly an amount equal to $610,000 was deferred in 2004.

The bonus paid to Mr. Cheng is based generally on the performance of Bancorp and Cathay Bank and on an evaluation of Mr. Cheng’s management abilities. In particular, in determining Mr. Cheng’s bonus, the Executive

Compensation Committee considers the percentage increase or decrease in net income occurring during the year in which the bonus is paid and any growth in total assets, loans, and deposits occurring during that year. In 2004, total assets increased by approximately 10.0%, deposits at Cathay Bank increased by approximately 3.8%, gross loans increased by 15.9%, and stockholders’ equity increased by approximately 15.6% over 2003 levels. In addition, return on average stockholders’ equity, at 13.27%, and return on average assets, at 1.51%, continue to be strong while net income increased approximately 56.12%, from $55.6 million in 2003 to $86.8 million in 2004, and earnings per diluted share increased from $1.42 in 2003 to $1.72 in 2004. In determining Mr. Cheng’s bonus, the Executive Compensation Committee considered Mr. Cheng’s increased responsibilities as result of the greater size of the company following the merger with GBC Bancorp. The Executive Compensation Committee also considered Mr. Cheng’s management abilities as reflected in Bancorp’s rankings for efficiency relative to other bank holding companies. Beginning in 2005, Mr. Cheng’s bonus will be determined in accordance with the terms of the Incentive Plan if the Incentive Plan is approved by the stockholders. For a description of the Incentive Plan, see Proposal Two.

The Executive Compensation Committee:
Joseph C.H. Poon (Chairman) Kelly L. Chan Thomas G. Tartaglia

COMPARATIVE STOCK PERFORMANCE

The graph below compares the percentage change in the cumulative total stockholder return on Bancorp’s common stock from December 31, 1999, through December 31, 2004, with the percentage change in the cumulative total return on the Standard & Poor’s 500 Index (the S&P 500 Index) and the SNL Western Bank Index for the same period. The SNL Western Bank Index is a market-weighted index including every publicly traded bank located in Alaska, California, Hawaii, Montana, Oregon, and Washington. Bancorp will furnish, without charge, on the written request of any person who is a stockholder of record as of March 17, 2005, a list of the companies included in the SNL Western Bank Index. Requests for this information should be addressed to Michael M.Y. Chang, Secretary, Cathay General Bancorp, 777 North Broadway, Los Angeles, California 90012. This graph assumes the investment of $100 in Bancorp’s common stock on December 31, 1999, and an investment of $100 in each of the S&P 500 Index and the SNL Western Bank Index on that date.

NOTE: The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, the future performance or returns of Bancorp’s common stock.

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Cathay General Bancorp	100.00	146.73	162.23	195.44	291.91	394.49
S&P 500*	100.00	91.20	80.42	62.64	80.62	89.47
SNL Western Bank Index	100.00	132.40	115.78	126.67	171.59	195.00

*	Source: CRSP, Center for Research in Security Prices, Graduate School of Business, the University of Chicago 2005. Used with permission. All rights reserved.

INCORPORATION OF CERTAIN INFORMATION

The information contained in this proxy statement under the captions “Audit Committee Report,” “Executive Compensation,” “Compensation Committee Interlocks and Insider Participation,” “Compensation Committee Report on Executive Compensation” and “Comparative Stock Performance” shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement, or any part of this proxy statement, into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Bancorp expressly incorporates such information in such filing by reference. The information contained in this proxy statement under the captions “Audit Committee Report,” “Compensation Committee Report on Executive Compensation” and “Comparative Stock Performance” shall not be deemed to be soliciting material or otherwise be deemed to be filed under the Securities Act or the Securities Exchange Act, except to the extent that Bancorp requests that such information be treated as soliciting material or expressly incorporates such information in any such filing by reference.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires that Bancorp’s executive officers and directors and persons who own more than ten percent of its common stock timely file initial reports of ownership of common stock and other equity securities, and reports of changes in such ownership, with the Securities and Exchange Commission and with Nasdaq. Bancorp has instituted procedures to receive and review these insider reports. After a review of the insider reports, Bancorp believes that all required reports were timely filed during 2004, except that Mr. Peter Wu, a director and executive officer, was three days late in filing a Report on Form 4 relating to the receipt in February, 2004, of a stock option grant of 100,000 shares, adjusted to reflect the two-for-one stock split in the form of a 100% stock dividend paid September 28, 2004.

CERTAIN TRANSACTIONS

Banking Transactions

Certain directors and nominees, including Mr. Nelson Chung, who is a director nominee for this year’s election, and officers of Bancorp or Cathay Bank, members of their families, and the companies with which they are associated, have been customers of, and have had banking transactions with, Cathay Bank in the ordinary course of Cathay Bank’s business. Cathay Bank expects to continue such banking transactions in the future. All loans and commitments to lend included in these transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing at Cathay Bank at the time for comparable transactions with other persons of similar creditworthiness and, in the opinion of the management of Cathay Bank, did not involve more than a normal risk of collectibility or present any other unfavorable features.

Office Lease

Under a three-year lease entered into in February, 1998, Cathay Bank leases approximately 8,912 square feet of office space in downtown Los Angeles from T.C. Realty, Inc., a California corporation owned by director Patrick S.D. Lee’s spouse, acting as agent for 929 College LLC, a limited liability company jointly owned by Mr. Lee and his spouse. In January, 2001, the lease was extended for an additional three years. In January, 2004, with regulatory approval, the lease was extended again for a further three years and modified to permit Cathay Bank to terminate the lease as to two units within the leased premises on thirty (30) days’ prior written notice. During 2004, Cathay Bank paid T.C. Realty, Inc. approximately $106,944 to lease this space. Annual lease payments under this lease in 2005 are expected to be approximately $106,944.

Indemnity Agreements

Bancorp’s bylaws provide for the indemnification by Bancorp of its agents, including its directors and officers, to the maximum extent permitted under Delaware law. Bancorp also has indemnity agreements with its directors and certain of its officers. These indemnity agreements permit Bancorp to indemnify an officer or director to the maximum extent permitted under Delaware law and prohibit Bancorp from terminating its indemnification obligations as to acts of any officer or director that occur before the termination. Bancorp believes the indemnity agreements assist it in attracting and retaining qualified individuals to serve as directors and officers of Bancorp. Bancorp’s certificate of incorporation also provides for certain limitations on the liability of directors, as permitted by Delaware law. The indemnification and limitations on liability permitted by the certificate of incorporation, bylaws, and the indemnity agreements are subject to the limitations set forth by Delaware law.

Deferral Agreement

Mr. Cheng and Bancorp have entered into an agreement (effective November 23, 2004) pursuant to which Mr. Cheng agreed to defer any bonus amounts in excess of $225,000 for the year ended December 31, 2004, until January 1 of the first year following such time as Mr. Cheng’s separates from Bancorp. Accordingly, an amount equal to $610,000 was deferred in 2004. The deferred amount accrues interest at the rate of 7.0% per annum computed based on the actual number of days during each period divided by the actual number of days for the full year. The deferred amount will be increased each quarter by the amount of interest computed for the preceding quarter. Beginning on the tenth anniversary of the agreement, the interest rate will equal 275 basis points above the then prevailing interest rate on a ten-year Treasury note.

INDEPENDENT AUDITORS

KPMG LLP, independent auditors, audited Bancorp’s financial statements for the fiscal year ended December 31, 2004. Representatives of KPMG LLP are expected to attend the meeting and will have an opportunity to make a statement if they wish to do so. They may also respond to appropriate questions from stockholders or their representatives. In the ordinary course of its duties, the Audit Committee of Bancorp’s Board of Directors is in the process of considering the selection of Bancorp’s independent auditors for the year ending December 31, 2005.

ANNUAL REPORT ON FORM 10-K

On the written request of any stockholder of record as of March 17, 2005, Bancorp will furnish, without charge, a copy of its Annual Report on Form 10-K, including financial statements and financial statement schedules. Requests should be addressed to Monica Chen, Assistant Secretary, Cathay General Bancorp, 777 North Broadway, Los Angeles, California 90012, telephone number, (213) 625-4700, Ext. 4749. The Annual Report on Form 10-K will also be available on Bancorp’s website at www.cathaybank.com.

COMMUNICATIONS WITH BOARD OF DIRECTORS

Bancorp’s Board of Directors has an established process for stockholder communications. Stockholders may send communications to the Board of Directors or any individual Director by mail addressed to: Board of Directors, Cathay General Bancorp, 777 North Broadway, Los Angeles, California 90012. Communications addressed to the Board of Directors will be reviewed by the Assistant Secretary of Bancorp and directed to either the Secretary or Chairman of the Board for further review and distribution to certain or all members of the Board of Directors, if and as appropriate. Communications addressed to individual Directors will be forwarded directly to the office of the named Director. In the past year, the Board of Directors did not take any material action as a result of any stockholder communications that it received.

SOLICITATION OF PROXIES

Bancorp will pay the cost of this solicitation of proxies. In addition to use of the mail, officers, directors, and employees of Bancorp and its subsidiaries may solicit proxies personally or by telephone, facsimile, or telegraph. These individuals will not be specially compensated for these solicitation activities. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by these persons, and Bancorp will reimburse these persons for their reasonable expenses incurred in forwarding the materials.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING OF STOCKHOLDERS

Under Bancorp’s bylaws, nominations for election to the Bancorp Board of Directors and proposals for other business to be transacted by Bancorp stockholders at an annual meeting of stockholders may be made by a stockholder (as distinct from Bancorp) only if the stockholder is entitled to vote at the meeting and has given Bancorp’s Secretary timely written notice that complies with the notice requirements of the bylaws. In addition, business other than a nomination for election to the Board must be a proper matter for action under Delaware law and Bancorp’s certificate of incorporation and bylaws. Among other requirements, the written notice must be delivered to Bancorp’s Secretary at Bancorp’s principal executive offices by no later than February 16, 2006, or earlier than January 17, 2006. However, if less than 70 days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, the notice, to be timely, must be so delivered by the close of business on the 10th day following the earlier of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made.

Separate and apart from the required notice described in the preceding paragraph, rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act entitle a stockholder in certain instances to require Bancorp to include that stockholder’s proposal (but not that stockholder’s nominees for director) in the proxy materials distributed by Bancorp for its next annual meeting of stockholders. Any stockholder of Bancorp who wishes to present a proposal for inclusion in Bancorp’s 2006 proxy solicitation materials must set forth the proposal in writing, file it with Bancorp’s Secretary on or before December 8, 2005, or if the date for the 2006 annual meeting is before April 9, 2006, or after June 8, 2006, then such stockholder must file it with Bancorp’s Secretary at a reasonable time before the printing and mailing of the proxy statement for the 2006 meeting, and meet the other requirements for inclusion contained in the Securities and Exchange Commission’s stockholder proposal rules.

OTHER MATTERS

As of the date of this proxy statement, the Bancorp Board of Directors knows of no other matters to be brought before the meeting other than the proposals specifically listed in the notice of annual meeting of stockholders. Nevertheless, if further business is properly presented, the proxy holders named in the enclosed proxy card will vote the shares in their discretion in accordance with their best judgment.

Whether or not you currently plan to attend the meeting in person, please mark your vote on the accompanying proxy card, then sign, date, and return the proxy card in the enclosed postage-paid envelope as soon as possible.

By Order of the Board of Directors

Michael M. Y. Chang Secretary

April 7, 2005

Los Angeles, California

APPENDIX “A”

CATHAY GENERAL BANCORP

2005 INCENTIVE PLAN

1. Purposes of the Plan.

The purpose of this Plan is to provide a means by which eligible recipients of options and other Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock of Cathay General Bancorp, a Delaware corporation (the “Company”), through the granting of Incentive Stock Options, Nonstatutory Stock Options, Shares, Stock Units and Stock Appreciation Rights. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards or Cash Awards, to attract and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2. Definitions.

As used herein, the following definitions shall apply:

(a) “Administrator” means the Board, any Committees or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

(b) “Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

(c) “Applicable Laws” means the requirements relating to the administration of stock option and stock award plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

(d) “Award” means a Cash Award, Stock Award, or Option granted in accordance with the terms of the Plan.

(e) “Awardee” means an Employee or Director of the Company or any Affiliate who has been granted an Award under the Plan.

(f) “Award Agreement” means a Cash Award Agreement, Stock Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

(g) “Board” means the Board of Directors of the Company.

(h) “Cash Award” means a bonus opportunity awarded under Section 12 pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the “Cash Award Agreement”).

(i) “Change in Control” means any of the following, unless the Administrator provides otherwise:

i. any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately prior to such transaction),

ii. the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary),

iii. the acquisition of beneficial ownership of a controlling interest (including, without limitation, power to vote) the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act),

iv. the dissolution or liquidation of the Company,

v. a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees (the “Incumbent Directors”) cease to constitute a majority of the Board; provided however that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least fifty percent (50%) of the Incumbent Directors, such new Director shall be considered as an Incumbent Director, or

vi. any other event specified by the Board or a Committee, regardless of whether at the time an Award is granted or thereafter.

(j) “Code” means the United States Internal Revenue Code of 1986, as amended.

(k) “Committee” means the compensation committee of the Board or a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means Cathay General Bancorp, a Delaware corporation, or its successor.

(n) “Conversion Award” has the meaning set forth in Section 4(b)(xi) of the Plan.

(o) “Director” means a member of the Board.

(p) “Employee” means a regular, active employee of the Company or any Affiliate, including an Officer and/or Director. The Administrator shall determine whether or not the chairman of the Board qualifies as an “Employee.” Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates, (iv) any change in the Awardee’s status from an employee to a Director, and (v) at the request of the Company or an Affiliate an employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

(q) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, unless the Administrator determines otherwise, as of any date, either the closing sale price for the Common Stock or the closing bid if no sales were reported, or the average of the bid and ask prices, as selected by the Administrator in its discretion, as reported in such source as the Administrator shall determine.

(s) “Grant Date” means the date upon which an Award is granted to an Awardee pursuant to this Plan.

(t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u) “Nasdaq” means the Nasdaq National Market.

(v) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Option” means a right granted under Section 8 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Option (the “Option Agreement”). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

(y) “Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

(z) “Plan” means this Cathay General Bancorp 2005 Incentive Plan.

(aa) “Qualifying Performance Criteria” shall have the meaning set forth in Section 13(b) of the Plan.

(bb) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(cc) “Stock Appreciation Right” means a right to receive cash and/or shares of Common Stock based on a change in the Fair Market Value of a specific number of shares of Common Stock granted under Section 11.

(dd) “Stock Award” means an award or issuance of Shares, Stock Units, Stock Appreciation Rights or other similar awards made under Section 11 of the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

(ee) “Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share (or a fraction or multiple of such value), payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

(ff) “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company)

owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(gg) “Termination of Employment” shall mean ceasing to be an Employee or Director, as determined in the sole discretion of the Administrator. However, for Incentive Stock Option purposes, Termination of Employment will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Employment.

(hh) “Total and Permanent Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

3. Stock Subject to the Plan.

(a) Aggregate Limits. Subject to the provisions of Section 14 of the Plan, the aggregate number of Shares that may be issued pursuant to Awards granted under the Plan is 3,131,854 Shares increased by up to 3,624,586 Shares that are issuable upon exercise of options granted pursuant to the Company’s Equity Incentive Plan (the “Prior Plan”) that terminate or expire or become unexercisable for any reason without having been exercised in full after March 22, 2005. Shares subject to Awards that are cancelled, expire or are forfeited shall be available for re-grant under the Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

(b) Code Section 162(m) Limits. Subject to the provisions of Section 14 of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Awardee shall not exceed 1,000,000. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(b) shall be subject to adjustment under Section 14(a) of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m).

4. Administration of the Plan.

(a) Procedure.

i. Multiple Administrative Bodies. The Plan shall be administered by the Board, a Committee and/or their delegates.

ii. Section 162. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards to “covered employees” within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

iii. Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.

iv. Other Administration. The Board or a Committee may delegate to an authorized officer or officers of the Company the power to approve Awards to persons eligible to receive

Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code.

v. Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

vi. Nasdaq. In addition, the Plan will be administered in a manner that complies with any applicable Nasdaq or stock exchange listing requirements.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

i. to select the Employees and Directors of the Company or its Affiliates to whom Awards are to be granted hereunder;

ii. to determine the number of shares of Common Stock or amount of cash to be covered by each Award granted hereunder;

iii. to determine the type of Award to be granted to the selected Employees and Directors;

iv. to approve forms of Award Agreements for use under the Plan;

v. to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price (if applicable), the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

vi. to correct administrative errors;

vii. to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

viii. to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

ix. to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

x. to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such amendment is subject to Section 15 of the Plan and except as set forth in that Section, may not impair any outstanding Award unless agreed to in writing by the Participant;

xi. to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of a Nonstatutory Stock Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

xii. to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger, acquisition or other transaction. The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity, the Conversion Awards shall be Nonstatutory Stock Options. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

xiii. to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

xiv. to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

xv. to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and

xvi. to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants and on all other persons. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

5. Eligibility.

Awards may be granted to Employees and Directors of the Company or any of its Affiliates; provided that Incentive Stock Options may be granted only to Employees of the Company or of a Subsidiary of the Company.

6. Term of Plan.

The Plan shall become effective upon its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years from the date the Plan is approved by stockholders of the Company unless terminated earlier under Section 15 of the Plan.

7. Term of Award.

The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement; provided that an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall have a term of no more than five (5) years from the Grant Date; and provided further that the term may be ten and one-half (10 1/2) years (or a shorter period) in the case of Options granted to Employees in certain jurisdictions outside the United States as determined by the Administrator.

8. Options.

The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the Awardee or within the control of others.

(a) Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option or the Shares issued upon exercise of the Option and forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

i. In the case of an Incentive Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date; provided however that in the case of an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the Grant Date.

ii. In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

iii. Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution and/or conversion.

(c) No Option Repricings. Other than in connection with a change in the Company’s capitalization (as described in Section 14(a) of the Plan), the exercise price of an Option may not be reduced without stockholder approval.

(d) Vesting Period and Exercise Dates. Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

(e) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

i. cash;

ii. check or wire transfer (denominated in U.S. Dollars);

iii. subject to any conditions or limitations established by the Administrator, other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, provided that prior to the date on which the Company becomes subject to FAS 123R, such Shares shall, in the case of Shares acquired by the Participant upon the exercise of an Option, have been owned by the Participant for more than six months on the date of surrender;

iv. consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;

v. such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

vi. any combination of the foregoing methods of payment.

9. Incentive Stock Option Limitations/Terms.

(a) Eligibility. Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options.

(b) $100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c) Effect of Termination of Employment on Incentive Stock Options.

i. Generally. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment other than as a result of circumstances described in Sections 9(c)(ii) and (iii) below, any outstanding Incentive Stock Option granted to such Awardee, whether vested or unvested, to the extent not theretofore exercised, shall terminate immediately upon the Awardee’s Termination of Employment; provided, however, that the Administrator may in the Option Agreement specify a period of time (but not beyond the expiration date of the Option)

following Termination of Employment during which the Awardee may exercise the Option as to Shares that were vested and exercisable as of the date of Termination of Employment. To the extent such a period following Termination of Employment is specified, the Option shall automatically terminate at the end of such period to the extent the Awardee has not exercised it within such period.

ii. Disability of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s disability, all outstanding Incentive Stock Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s Termination of Employment may be exercised by the Awardee until (A) one (1) year following Awardee’s Termination of Employment as a result of Awardee’s disability, including Total and Permanent Disability; provided, however, that in no event shall an Incentive Stock Option be exercisable after the expiration of the term of such Option. If the Participant does not exercise such Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.

iii. Death of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s death, all outstanding Incentive Stock Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s death may be exercised until the earlier of (A) one (1) year following the Awardee’s death or (B) the expiration of the term of such Option. If an Incentive Stock Option is held by the Awardee when he or she dies, the Incentive Stock Option may be exercised, to the extent the Option is vested and exercisable, by the beneficiary designated by the Awardee (as provided in Section 16 of the Plan), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Incentive Stock Option under the Awardee’s will or the laws of descent or distribution. If the Incentive Stock Option is not so exercised within the time specified, such Option (to the extent not exercised) shall automatically terminate.

iv. Other Terminations of Employment. The Administrator may provide in the applicable Option Agreement for different treatment of Options upon Termination of Employment of the Awardee than that specified above.

(d) Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any leave that is not a leave required to be provided to the Awardee under Applicable Law. In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Awardee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Adwardee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(e) Transferability. An Incentive Stock Option cannot be transferred by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, may only be exercised by the Awardee. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option. The designation of a beneficiary by an Awardee will not constitute a transfer.

(f) Exercise Price. The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i) of the Plan.

(g) Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.

10. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder.

i. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Option Agreement.

ii. An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) payment of all applicable withholding taxes.

iii. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

iv. The Company shall issue (or cause to be issued) such Shares as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a Share.

(b) Effect of Termination of Employment on Nonstatutory Stock Options.

i. Generally. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment other than as a result of circumstances described in Sections 10(b)(ii) and (iii) below, any outstanding Nonstatutory Stock Option granted to such Awardee, whether vested or unvested, to the extent not theretofore exercised, shall terminate immediately upon the Awardee’s Termination of Employment; provided, however, that the Administrator may in the Option Agreement specify a period of time (but not beyond the expiration date of the Option) following Termination of Employment during which the Awardee may exercise the Option as to Shares that were vested and exercisable as of the date of Termination of Employment. To the extent such a period following Termination of Employment is specified, the Option shall automatically terminate at the end of such period to the extent the Awardee has not exercised it within such period.

ii. Disability of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s disability, all outstanding Nonstatutory Stock Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s Termination of Employment may be exercised by the Awardee until (A) one(1) year following Awardee’s Termination of Employment as a result of Awardee’s disability, including Total and Permanent Disability or (B) the expiration of the term of such Option. If the Participant does not exercise such Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.

iii. Death of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s death, all outstanding Nonstatutory Stock Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s death may be exercised until the earlier of (A) one (1) year following the Awardee’s death or (B) the expiration of the term of such Option. If a Nonstatutory Stock Option is held by the Awardee when he or she dies, such Option may be exercised, to the extent the Option is vested and exercisable, by the beneficiary designated by the Awardee (as provided in Section 16 of the Plan), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Nonstatutory Stock Option under the Awardee’s will or the laws of descent or distribution. If the Nonstatutory Stock Option is not so exercised within the time specified, such Option (to the extent not exercised) shall automatically terminate.

(c) Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any leave that is not a leave required to be provided to the Awardee under Applicable Law. In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Awardee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Adwardee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

11. Stock Awards.

(a) Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria (including Qualifying Performance Criteria), if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award, and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b) Restrictions and Performance Criteria. The grant, issuance, retention and/or vesting of each Stock Award or the Shares subject thereto may be subject to such performance criteria (including Qualifying Performance Criteria) and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Notwithstanding anything to the contrary herein, the performance criteria for any Stock Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than ninety (90) days after the commencement of the period of service to which the performance goals relates, provided that the outcome is substantially uncertain at that time (or in such other manner that complies with Section 162(m)).

(c) Forfeiture. Unless otherwise provided for by the Administrator, upon the Awardee’s Termination of Employment, the Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased any Shares, the Company shall have a right to repurchase the unvested Shares at such price and on such terms and conditions as the Administrator determines.

(d) Rights as a Stockholder. Unless otherwise provided by the Administrator, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Unless otherwise provided by the Administrator, a Participant holding Stock Units shall be entitled to receive dividend payments as if he or she was an actual stockholder.

(e) Stock Appreciation Rights.

i. General. Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The Board may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with this Plan and determined by the Board. The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Board shall specify in the Stock Award Agreement.

ii. Exercise of Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value on the date of exercise of a fixed number of Shares covered by the exercised portion of the Stock Appreciation Right, over the Fair Market Value on the grant date of the Shares covered by the exercised portion of the Stock Appreciation Right (or such other amount calculated with respect to Shares subject to the Award as the Board may determine). The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in such form of consideration as determined by the Board and may be in cash, Shares or a combination thereof, over the period or periods specified in the Stock Award Agreement. A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant. A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right.

iii. Nonassignability of Stock Appreciation Rights. Except as determined by the Board, no Stock Appreciation Right shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

12. Cash Awards.

Each Cash Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one (1) year.

(a) Cash Award. Each Cash Award shall contain provisions regarding (i) the target and maximum amount payable to the Participant as a Cash Award, (ii) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a Cash Award may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of a Cash Award granted under this Plan for any fiscal year to any Awardee that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code shall not exceed U.S. $3,000,000.

(b) Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under a Cash Award, which criteria may be based on financial performance and/or personal performance evaluations. The Administrator may specify the percentage of the target Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure established by the Administrator based on one or more Qualifying Performance Criteria selected by the Administrator and specified in writing not later than

90 days after the commencement of the period of service to which the performance goals relates, provided that the outcome is substantially uncertain at that time (or in such other manner that complies with Section 162(m)).

(c) Timing and Form of Payment. The Administrator shall determine the timing of payment of any Cash Award. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit an Awardee to elect for the payment of any Cash Award to be deferred to a specified date or event. The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for an Awardee to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property.

(d) Termination of Employment. The Administrator shall have the discretion to determine the effect a Termination of Employment due to (i) disability, (ii) death, or (iii) otherwise shall have on any Cash Award.

13. Other Provisions Applicable to Awards.

(a) Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution. Subject to Section 9(e), the Administrator may in its discretion make an Award transferable to an Awardee’s family member or any other person or entity as it deems appropriate. If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the Award: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income, in aggregate or per share; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xxiii) improvement in workforce diversity; (xxiv) growth of revenue, operating income or net income; (xxv) efficiency ratio; (xxvi) ratio of nonperforming assets to total assets; and (xxvii) any other similar criteria. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any gains or losses classified as extraordinary or as discontinued operations in the Company’s financial statements.

(c) Certification. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

(d) Discretionary Adjustments Pursuant to Section 162(m). Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

14. Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, (i) the number and kind of Shares covered by each outstanding Award, (ii) the price per Share subject to each such outstanding Award, and (iii) each of the Share limitations set forth in Section 3 of the Plan, shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or the Shares subject thereto issued to the Awardee and unless otherwise determined by the Administrator, an Award will terminate immediately prior to the consummation of such proposed transaction.

(c) Change in Control. In the event there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment to, each outstanding Award; (ii) accelerate the vesting of Options and terminate any restrictions on Cash Awards or Stock Awards; and/or (iii) provide for termination of Awards as a result of the Change of Control on such terms and conditions as it deems appropriate, including providing for the cancellation of Awards for a cash payment to the Participant.

15. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Law. To the extent required to comply with Section 162(m), the Company shall seek re-approval of the Plan from time to time by the stockholders. In addition, without limiting the foregoing, unless approved by the stockholders of the Company, no such amendment shall be made that would:

i. materially increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 14 of the Plan;

ii. reduce the minimum exercise price at which Options may be granted under the Plan;

iii. result in a repricing of Options by (x) reducing the exercise price of outstanding Options or (y) canceling an outstanding Option held by an Awardee and re-granting to the Awardee a new

Option with a lower exercise price, in either case other than in connection with a change in the Company’s capitalization pursuant to Section 14 of the Plan; or

iv. change the class of persons eligible to receive Awards under the Plan.

(b) Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company; provided further that the Administrator may amend an outstanding Award in order to conform it to the Administrator’s intent (in its sole discretion) that such Award not be subject to Code Section 409A(a)(1)(B). Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c) Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The value of Awards granted pursuant to the Plan will not be included as compensation, earnings, salaries or other similar terms used when calculating an Awardee’s benefits under any employee benefit plan sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides.

16. Designation of Beneficiary.

(a) An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b) Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

17. No Right to Awards or to Employment.

No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

18. Legal Compliance.

Shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

19. Inability to Obtain Authority.

To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20. Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

21. Notice.

Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

22. Governing Law; Interpretation of Plan and Awards.

(a) This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

(b) In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d) The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(e) All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. In the event the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Awardee shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.

(f) Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be selected from amongst those members of the Board who are neither Administrators nor Employees. If there are no such members of the Board, the arbitrator shall be selected by the Board. The arbitrator shall be an individual who is an attorney licensed to practice law in the State of Delaware. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

23. Limitation on Liability.

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

(a) The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b) Tax Consequences. Any tax consequence realized by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

24. Unfunded Plan.

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

ANNUAL MEETING OF STOCKHOLDERS OF

CATHAY GENERAL BANCORP

May 9, 2005

Please date, sign, and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of Class III Directors of Cathay General Bancorp.

NOMINEES:

Patrick S.D. Lee

Ting Y. Liu

Nelson Chung

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

2. To approve the Cathay General Bancorp 2005 Incentive Plan.

FOR AGAINST ABSTAIN

3. OTHER BUSINESS In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

This Proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election of the nominees listed in Proposal 1 as Class III Directors of Cathay General Bancorp and FOR Proposal 2 to approve the Cathay General Bancorp 2005 Incentive Plan.

The Board of Directors recommends a vote FOR Patrick S.D. Lee, Ting Y. Liu, and Nelson Chung as directors and a vote FOR Proposal 2 to approve the Cathay General Bancorp 2005 Incentive Plan.

The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated April 7, 2005.

Please date, sign, and return this Proxy even if you intend to be present at the Annual Meeting. This Proxy may be revoked as set forth in the accompanying Proxy Statement, and the shares may be voted by the holder at the Annual Meeting.

PLEASE MARK ABOVE, THEN DATE AND SIGN THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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CATHAY GENERAL BANCORP

Proxy for the Annual Meeting of Stockholders, May 9, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CATHAY GENERAL BANCORP

Dunson K. Cheng, Peter Wu, and Michael M.Y. Chang, or any of them, with full power of substitution, are hereby appointed as Proxies and authorized to represent and to vote as designated on the reverse the undersigned’s shares of Cathay General Bancorp common stock at the Annual Meeting of Stockholders to be held at 777 North Broadway, Los Angeles, California 90012, at 5:00 p.m., local time, on May 9, 2005, and at any and all adjournments thereof.

(Continued and to be signed on other side.)

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